Exhibit 2.1

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

AMONG

ATRINSIC, INC., a Delaware corporation

PROTAGENIC ACQUISITION CORP., a Delaware corporation

AND

PROTAGENIC THERAPEUTICS, INC., a Delaware corporation

February 12, 2016

TABLE OF CONTENTS

ARTICLE I: THE MERGER		2

1.1	The Merger	2

1.2	Private Placement Offering	2

1.3	Parent Debt; Preferred Stock; Options	2

1.4	The Closing	3

1.5	Actions at the Closing	3

1.6	Additional Actions	4

1.7	Conversion of Company Securities	4

1.8	Dissenting Shares	5

1.9	Fractional Shares	5

1.10	Options and Warrants	6

1.11	Certificate of Incorporation and ByLaws	7

1.12	No Further Rights	7

1.13	Closing of Transfer Books	7

1.14	Exemption From Registration	7

ARTICLE II: REPRESENTATIONS AND WARRANTIES OF THE COMPANY		7

2.1	Organization, Qualification and Corporate Power	8

2.2	Capitalization	8

2.3	Authorization of Transaction	9

2.4	Noncontravention	9

2.5	Subsidiaries	10

2.6	Financial Statements	10

2.7	Absence of Certain Changes	11

2.8	Undisclosed Liabilities	12

2.9	Tax Matters	12

2.10	Assets	14

2.11	Owned Real Property	14

2.12	Real Property Leases	14

2.13	Contracts	15

2.14	Accounts Receivable	16

2.15	Powers of Attorney	16

2.16	Insurance	16

2.17	Litigation	17

i

2.18	Employees	17

2.19	Employee Benefits	17

2.20	Environmental Matters	19

2.21	Legal Compliance	20

2.22	Customers and Suppliers	20

2.23	Permits	20

2.24	Certain Business Relationships With Affiliates	21

2.25	Brokers’ Fees	21

2.26	Books and Records	21

2.27	Intellectual Property	21

2.28	No Disqualification Events	22

2.29	Merger Agreement Current Report	22

2.30	Duty to Make Inquiry	23

ARTICLE III: REPRESENTATIONS AND WARRANTIES OF THE PARENT AND THE ACQUISITION SUBSIDIARY		23

3.1	Organization, Qualification and Corporate Power	23

3.2	Capitalization	24

3.3	Authorization of Transaction	25

3.4	Noncontravention	25

3.5	Subsidiaries	26

3.6	Exchange Act Reports	26

3.7	Compliance with Laws	27

3.8	Financial Statements; Internal Controls	28

3.9	Absence of Certain Changes	29

3.10	Litigation	30

3.11	Undisclosed Liabilities	30

3.12	Tax Matters	30

3.13	Assets	31

3.14	Owned Real Property	31

3.15	Real Property Leases	32

3.16	Contracts	32

3.17	Accounts Receivable	33

3.18	Powers of Attorney	33

3.19	Insurance	34

3.20	Warranties	34

3.21	Employees	34

3.22	Employee Benefits	34

3.23	Environmental Matters	36

3.24	Permits	37

3.25	Certain Business Relationships With Affiliates	37

3.26	Tax-Free Reorganization	37

3.27	Split-Off	38

3.28	Brokers’ Fees	38

3.29	Disclosure	38

3.30	Interested Party Transactions	38

3.31	Duty to Make Inquiry	39

3.32	Accountants	39

3.33	Minute Books	39

3.34	Board Action	39

3.35	No Disqualification Events	39

ARTICLE IV: COVENANTS		40

4.1	Closing Efforts	40

4.2	Current Report	40

4.3	Expenses	40

4.4	Split-Off	40

4.5	Stock Option Plan	40

4.6	Reverse Stock Split	41

ARTICLE V: CONDITIONS TO CONSUMMATION OF MERGER		41

5.1	Conditions to Each Party’s Obligations	41

5.2	Conditions to Obligations of the Parent and the Acquisition Subsidiary	42

5.3	Conditions to Obligations of the Company	43

ARTICLE VI: INTENTIONALLY OMITTED		45

ARTICLE VII: MISCELLANEOUS		45

7.1	Press Releases and Announcements	45

7.2	No Third Party Beneficiaries	45

7.3	Entire Agreement	45

7.4	Succession and Assignment	46

7.5	Counterparts	46

7.6	Headings	46

7.7	Notices	46

7.8	Governing Law	47

7.9	Amendments and Waivers	47

7.10	Severability	47

7.11	Submission to Jurisdiction	48

7.12	Construction	48

EXHIBITS

Exhibit A	Form of Subsidiaries Split-Off Agreement
Exhibit B	Form of MomSpot Spit-Off Agreement
Exhibit C	“Local Defendant Suit Search” conducted by Corporation Service Company on February 5, 2016

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of February 12, 2016, by and among Atrinsic, Inc., a Delaware corporation (the “Parent”), Protagenic Acquisition Corp., a newly-formed Delaware corporation and a wholly-owned subsidiary of Parent (the “Acquisition Subsidiary”) and Protagenic Therapeutics, Inc., a Delaware corporation (the “Company”). The Parent, the Acquisition Subsidiary and the Company are each a “Party” and referred to collectively herein as the “Parties.”

WHEREAS, this Agreement contemplates a merger of the Acquisition Subsidiary with and into the Company, with the Company remaining as the surviving entity after the merger (the “Merger”), whereby the stockholders of the Company will receive Series B preferred stock, par value $0.000001 per share (the “Series B Preferred Shares”), in exchange for their capital stock of the Company;

WHEREAS, simultaneously with the closing of the Merger, the Parent shall complete a private placement (the “PPO”) of a minimum (the “Minimum Offering”) of 2,680,000 Series B Preferred Shares, and a maximum (the “Maximum Offering”) of 3,200,000 Series B Preferred Shares, at the purchase price of $1.25 per share, resulting in aggregate gross proceeds (the “PPO Proceeds”) (as further discussed below) of $3,350,000 (assuming the Minimum Offering is sold) or $4,000,000 (assuming the Maximum Offering is sold), of which PPO:

(i)	1,600,000 Series B Preferred Shares shall be placed with an entity (the “Designee”) which is a designee of two of Parent’s security holders (the “Fund Stockholders”). The Designee is an “accredited investor,” as such term is defined by Rule 501 of regulation D under the Securities Act of 1933, as amended (the “Securities Act”). This transaction shall result in aggregate gross proceeds of $2,000,000, of which up to $150,000 may consist of the conversion of outstanding Parent stockholder debt (inclusive of accrued but unpaid interest) incurred to pay Transaction-related expenses (up to the Expense Cap, as hereinafter defined) incurred by or on behalf of Parent or the Fund Stockholders;

(ii)	1,080,000 Series B Preferred Shares (Minimum Offering) or up to 1,600,000 Series B Preferred Shares (Maximum Offering) shall be placed by or with the assistance of the Company’s principal stockholder with certain accredited investors at the purchase price equal to $1.25 per share, resulting in minimum gross proceeds of $1,350,000 or maximum gross proceeds of $2,000,000, of which up to $350,000 may consist of the conversion of outstanding Company stockholder debt (inclusive of accrued but unpaid interest). The Maximum Offering may be increased by up to 1,200,000 Series B Shares, resulting in additional gross proceeds of up to $1,500,000; and

(iii)	provided at least the Minimum Offering is closed simultaneously with the closing of the Merger, the Parent may continue to sell Series B Preferred Shares subsequent to such closing, up to the Maximum Offering;

WHEREAS, contemporaneous with the Merger, the Parent shall split-off those subsidiaries listed in Section 3.5 of the Parent Disclosure Schedule (the “Split-Off Subsidiaries”) through the sale of its equity ownership of the Split-Off Subsidiaries (the “Subsidiaries Split-Off”) upon the terms and conditions of a split-off agreement by and among the Parent and Quintel Holdings, Inc. (the “Subsidiaries Buyer”), substantially in the form of Exhibit A attached hereto (the “Subsidiaries Split-Off Agreement”);

WHEREAS, immediately following the Merger, the Parent shall split-off its 51% controlling interest (the “Membership Interest”) in Momspot, LLC, a Delaware limited liability company (“MomSpot”), through the sale of its Membership Interest in MomSpot (the “MomSpot Split-Off”) upon the terms and conditions of a split-off agreement by and among the Parent, B.E. Global LLC (the “MomSpot Buyer”), the Company and MomSpot, substantially in the form of Exhibit B attached hereto (the “MomSpot Split-Off Agreement”); and

WHEREAS, the Parent, the Acquisition Subsidiary, and the Company desire that the Merger will be treated as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”) and, therefore, the holders of equity securities of the Company will recognize gain only to the extent that property other than the Series B Preferred Shares is received.

NOW, THEREFORE, in consideration of the representations, warranties and covenants herein contained, and for other good and valuable consideration the receipt, adequacy and sufficiency of which are hereby acknowledged, the Parties hereto, intending legally to be bound, agree as follows:

ARTICLE I

THE MERGER

1.1 The Merger. Upon and subject to the terms and conditions of this Agreement, the Acquisition Subsidiary shall merge with and into the Company at the Effective Time (as defined below). From and after the Effective Time, the separate corporate existence of the Acquisition Subsidiary shall cease and the Company shall continue as the surviving corporation in the Merger (the “Surviving Corporation”). The “Effective Time” shall be the time at which the Certificate of Merger (the “Certificate of Merger”) and other appropriate or required documents prepared and executed in accordance with the relevant provisions of the Delaware General Corporation Law (the “GCL”) are filed with the Secretary of State of Delaware. The Merger shall have the effects set forth in the applicable provisions of the GCL, including Sections 251, 259, 260 and 261 of the GCL.

1.2 Private Placement Offering. In conjunction with the closing of the Merger, Parent shall complete the PPO. The closing of the Merger and the closing of the PPO will occur simultaneously and each will be a condition of the other.

1.3 Parent Debt; Preferred Stock; Options.

(a) As of the date of this Agreement, the Parent has issued secured debt (the “Parent Debt”) in the aggregate principal amount of $560,000, all of which is held by the Fund

Stockholders. In conjunction with, and as a condition to, the closing of the Merger, all principal of, and interest on, the Parent Debt (other than Parent Debt converted in the PPO up to the Expense Cap) shall be forgiven or otherwise extinguished in exchange for the issuance to the Designee of 295,945 5-year purchase warrants for Series B Preferred Shares (the “Parent Debt Cancellation Warrants”) exercisable at $1.25 per Series B Preferred Share.

(b) The Parent has issued and outstanding 4,600,000,000 shares of Series A Stock, par value $0.000001 per shares (the “Series A Preferred”), all of which is held by the Fund Stockholders. Prior to the Effective Date, all of such Series A Preferred will be exchanged for 297,468 Series B Preferred Shares, which will be issued to the Designee.

(c) Parent has issued and outstanding 275,000,000 options (the “Parent Options”) to purchase shares of common stock, par value $0.000001 per share. As soon as practicable after the Effective Time, the Parent or the Surviving Corporation shall take appropriate action to collect the agreements evidencing the Parent Options, which shall be deemed cancelled and shall be replaced by option agreements (the “New Options”) to purchase an aggregate of 17,784 Series B Preferred Shares at an exercise price of $1.25 per Series B Preferred Share.

1.4 The Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Meister Seelig & Fein LLP in New York, New York commencing at 10:00 a.m. local time on the date hereof, or, if all of the conditions to the obligations of the Parties to consummate the transactions contemplated hereby have not been satisfied or waived by such date, on such mutually agreeable later date as soon as practicable (and in any event not later than three (3) business days) after the satisfaction or waiver of all conditions (excluding the delivery of any documents to be delivered at the Closing by any of the Parties) set forth in Article V hereof (the “Closing Date”).

1.5 Actions at the Closing. At the Closing:

(a) the Company shall deliver to the Parent and the Acquisition Subsidiary the various certificates, instruments and documents referred to in Section 5.2;

(b) the Parent and the Acquisition Subsidiary shall deliver to the Company the various certificates, instruments and documents referred to in Section 5.3;

(c) the Surviving Corporation shall file the Certificate of Merger with the Secretary of State of the State of Delaware;

(d) each of the stockholders of record of the Company immediately prior to the Effective Time (collectively, the “Company Stockholders”) shall, if requested by the Parent, deliver to the Parent the certificate(s) representing his, her or its shares of Company common stock, par value $0.001 per share (the “Company Shares”);

(e) the Parent agrees to promptly record in book entry the issuance of the Merger Shares (as defined below) to each Company Stockholder in accordance with Section 1.7;

(f) the Parent shall deliver to the Company (i) evidence that the Parent’s board of directors is authorized to consist of five individuals, (ii) the resignations of one of the individuals who served as a director and all of the individuals who served as officers of the Parent immediately prior to the Closing Date, which resignations shall be effective as of the Effective Time, (iii) evidence of the appointment of four directors, all of whom shall have been designated by the Company, such appointment to be effective as of the Effective Time, and (iv) evidence of the appointment of such executive officers of the Parent to serve immediately upon the Effective Time as shall have been designated by the Company; and

(g) the closing of at least the Minimum Offering of the PPO shall be completed and the proceeds therefrom distributed or wired to the Parent.

1.6 Additional Actions. If at any time after the Effective Time the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either the Company or Acquisition Subsidiary or (b) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized (to the fullest extent allowed under applicable law) to execute and deliver, in the name and on behalf of either the Company or Acquisition Subsidiary, all such deeds, bills of sale, assignments and assurances and do, in the name and on behalf of the Company or Acquisition Subsidiary, all such other acts and things necessary, desirable or proper to vest, perfect or confirm its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of the Company or Acquisition Subsidiary, as applicable, and otherwise to carry out the purposes of this Agreement.

1.7 Conversion of Company and Acquisition Subsidiary Securities. At the Effective Time, by virtue of the Merger and without any action on the part of any Party or the holder of any of the following securities:

(a) Each Company Share issued and outstanding immediately prior to the Effective Time other than Dissenting Shares (as defined below) shall be converted into and represent the right to receive (subject to the provisions of Section 1.8) one Series B Preferred Share. An aggregate of approximately 6,612,838 Series B Preferred Shares (assuming no Dissenting Shares) shall be issued to the stockholders of the Company (excluding any Series B Preferred Shares issued in the PPO). In addition, each Company stock option and common stock purchase warrant issued and outstanding immediately prior to the Effective Time shall be converted into and represent the right to receive one option (the “Parent Options”) or one warrant (the “Parent Warrants”), as applicable, to purchase (i) prior to the Reverse Stock Split, one Series B Preferred Share and (ii) after the Reverse Stock Split, one share of Parent Common Stock (on a post Reverse Stock Split basis) and a corresponding number of shares of Series B Preferred Shares (and after the Reverse Stock Split a corresponding number of shares of Parent Common Stock) shall be reserved for issuance upon the exercise of the Parent Options and the Parent Warrants.

(b) Stockholders of record of the Company as of the Closing Date shall be entitled to receive immediately all of the Series B Preferred Shares into which their Company Shares were converted pursuant to this Section 1.7 (the “Merger Shares”).

(c) Each issued and outstanding share of common stock, par value $0.001 per share, of the Acquisition Subsidiary shall be converted into one validly issued, fully paid and nonassessable share of Surviving Corporation Common Stock.

1.8 Dissenting Shares.

(a) For purposes of this Agreement, “Dissenting Shares” means Company Shares held as of the Effective Time by a Company Stockholder who has not voted such Company Shares in favor of the adoption of this Agreement and the Merger, or executed a written consent with respect to such Company Shares approving the adoption of this Agreement and the Merger, and with respect to which appraisal shall have been duly demanded and perfected in accordance with Section 262 of the GCL and shall not have been timely withdrawn or forfeited. Dissenting Shares shall not be converted into or represent the right to receive Series B Preferred Shares unless such Company Stockholder’s right to appraisal shall have ceased in accordance with Section 262 of the GCL. If such Company Stockholder has so forfeited or withdrawn his, her or its right to appraisal of Dissenting Shares, then, (i) as of the occurrence of such event, such holder’s Dissenting Shares shall cease to be Dissenting Shares and shall be converted into and represent the right to receive the Merger Shares issuable in respect of such Company Shares pursuant to Section 1.7, and (ii) promptly following the occurrence of such event, the Parent shall deliver to such Company Stockholder a certificate representing the Merger Shares to which such holder is entitled pursuant to Section 1.7.

(b) The Company shall give the Parent prompt notice of any written demands for appraisal of any Company Shares, withdrawals of such demands, and any other instruments that relate to such demands received by the Company. The Company shall not, except with the prior written consent of the Parent, make any payment with respect to any demands for appraisal of Company Shares or offer to settle or settle any such demands.

1.9 Fractional Shares. No certificates or scrip representing fractional Merger Shares shall be issued to Company Stockholders on the surrender for exchange of certificates that immediately prior to the Effective Time represented Company Shares converted into Merger Shares pursuant to Section 1.07 (“Certificates”) and such Company Stockholders shall not be entitled to any voting rights, rights to receive any dividends or distributions or other rights as a stockholder of the Parent with respect to any fractional Merger Shares that would have otherwise been issued to such Company Stockholders. In lieu of any fractional Merger Shares that would have otherwise been issued, each former Company Stockholder that would have been entitled to receive a fractional Merger Share shall, on proper surrender of such person’s Certificates, receive such whole number of Merger Shares as is equal to the precise number of Merger Shares to which such Company Stockholder would be entitled, rounded up or down to the nearest whole number (with a fractional interest equal to 0.5 rounded upward to the nearest whole number); provided that each such Company Stockholder shall receive at least one Merger Share.

1.10 Company Options and Warrants.

(a) As of the Effective Time, all stock options to purchase Company Shares issued by the Company, whether vested or unvested (the “Company Options”), shall automatically become Parent Options without further action by the holder thereof. Each Parent Option shall constitute an option to acquire (i) prior to the Reverse Stock Split, one Series B Preferred Share and (ii) after the Reverse Stock Split, one share of Parent Common Stock (on a post-Reverse Stock Split basis) (with any fraction resulting from such multiplication to be rounded up to the nearest whole number). The exercise price per share of each Parent Option shall be equal to the exercise price of the Company Option and the terms of such Parent Options shall otherwise remain the same. The Parent Options shall be granted under the Company’s 2006 Employee, Director and Consultant Stock Plan (the “2006 Plan”), which shall be adopted and assumed in writing by the Parent in connection with the Merger, and under the 2006 Plan’s terms, exercisability, vesting schedule, and status as an “incentive stock option” under Section 422 of the Code, if applicable. It is the intention of the Parties that any Company Options intended to be “incentive stock options” under Section 422 of the Code shall remain incentive stock options as Parent Options.

(b) As soon as practicable after the Effective Time, the Parent or the Surviving Corporation shall take appropriate actions to collect the Company Options and the agreements evidencing the Company Options, which shall be deemed to be canceled and shall entitle the holder to exchange the Company Options for Parent Options.

(c) 1,707,744 Series B Preferred Shares shall be reserved for issuance under the 2006 Plan being assumed by Parent at Closing, and shall be issued upon the exercise of the Parent Options in accordance with this Section 1.10.

(d) As of the Effective Time, all warrants to purchase Company Shares issued by the Company, whether vested or unvested (the “Company Warrants”), shall automatically become Parent Warrants without further action by the holder thereof. Each Parent Warrant shall constitute a warrant to acquire (i) prior to the Reverse Stock Split, one Series B Preferred Share and (ii) after the Reverse Stock Split, one share of Parent Common Stock (on a post-Reverse Stock Split basis) (with any fraction resulting from such multiplication to be rounded up to the nearest whole number). The exercise price per share of each Parent Warrant shall be equal to the exercise price of the Company Warrant and the terms of such Parent Warrants shall otherwise remain the same. As of the Effective Time, any and all outstanding Company Warrants to purchase capital stock of the Company, whether vested or unvested, shall be canceled.

(e) As soon as practicable after the Effective Time, the Parent or the Surviving Corporation shall take appropriate actions to collect the Company Warrants and the agreements evidencing the Company Warrants, which shall be deemed to be canceled and shall entitle the holder to exchange the Company Warrants for Parent Warrants.

(f) In the event that any issued and outstanding Company Options or Company Warrants are exercised prior to the Effective Time, the number of outstanding Company Shares shall be increased by the number of Company Shares issued upon exercise of Company Options and Company Warrants, and the number of outstanding Company Options and Company Warrants shall be reduced by the same number, as applicable. This will result in a decrease in the aggregate number of Series B Preferred Shares reserved for issuance upon exercise of the Parent Options and Parent Warrants, and an increase in the number of Series B Preferred Shares issuable to Company Stockholders at the Effective Time. Accordingly, regardless of the exercise of any Company Options or Company Warrants, the total number of Series B Preferred Shares issuable to Company Stockholders, and, upon exercise, to the holders of Parent Options and Parent Warrants, in connection with the Merger (in accordance with Section 1.7 and this Section 1.10) shall remain constant.

1.11 Certificate of Incorporation and Bylaws.

(a) The certificate of incorporation of the Company in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Corporation until duly amended or repealed.

(b) The bylaws of the Company in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation until duly amended or repealed.

1.12 No Further Rights. From and after the Effective Time, no Company Shares (other than those held by Parent) shall be deemed to be outstanding, and holders of Certificates shall cease to have any rights with respect thereto, except as provided herein or by law.

1.13 Closing of Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of Company Shares shall thereafter be made. If, after the Effective Time, Certificates are presented to the Parent or the Surviving Corporation, they shall be cancelled and exchanged for Merger Shares in accordance with Section 1.7, subject to applicable law in the case of Dissenting Shares.

1.14 Exemption From Registration. The Parent and the Company intend that the Series B Preferred Shares to be issued pursuant to Section 1.7 hereof or upon exercise of Parent Options and Parent Warrants granted pursuant to Section 1.10, hereof in each case in connection with the Merger, will be issued in a transaction exempt from registration under the Securities Act, by reason of Section 4(a)(2) of the Securities Act, Rule 701 of the Securities Act and/or Rule 506 of Regulation D promulgated by the U.S. Securities and Exchange Commission (the “SEC”) thereunder (“Regulation D”) and that, except as otherwise disclosed in Section 1.14 of the Disclosure Schedule, as such term is hereinafter defined, all recipients of such Series B Preferred Shares shall be “accredited investors” as such term is defined under Regulation D.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Parent that the statements contained in this Article II are true and correct, except as set forth in the disclosure schedule provided by the Company to the Parent on the date hereof and accepted in writing by the Parent (the “Disclosure Schedule”). The Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article II, and except to the extent that it is clear from the context thereof that such disclosure also applies to any other paragraph, the disclosures in any paragraph of the Disclosure Schedule shall qualify only the corresponding paragraph in this Article II. For purposes of this Article II, (i) the phrase “to the knowledge of the Company” or any phrase of similar import shall be deemed to refer to the actual knowledge of the executive officers of the Company, as well as any other knowledge which such executive officers would have possessed had they made reasonable inquiry with respect to the matter in question and (ii) all references to the Company shall be deemed to include its wholly-owned subsidiary, Protagenic Therapeutics Canada (2006), Inc., a company organized under the laws of the Province of Ontario (“PCI”), as appropriate.

2.1 Organization, Qualification and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company is duly qualified to conduct business and is in good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification, except where the failure to be so qualified or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect (as defined below). The Company has all requisite corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The Company has furnished or made available to the Parent complete and accurate copies of its certificate of incorporation and bylaws. The Company is not in default under or in violation of any provision of its certificate of incorporation, as amended to date, or its bylaws, as amended to date. For purposes of this Agreement, “Company Material Adverse Effect” means a material adverse effect on the assets, business, condition (financial or otherwise), results of operations or future prospects of the Company and its Subsidiaries, as such term is hereinafter defined, taken as a whole.

2.2 Capitalization. The authorized capital stock of the Company consists of 20,000,000 Company Shares. As of the date of this Agreement and the Closing, there are (i) 6,612,838 Company Shares issued and outstanding; (ii) 1,707,774 Company Options issued and outstanding; and (iii) 3,403,367 Company Warrants issued and outstanding. Section 2.2 of the Disclosure Schedule sets forth a complete and accurate list of (i) all holders of Company Shares, indicating the number of Company Shares held by each holder; and (ii) all holders of Company Options and Company Warrants indicating (A) the number of Company Shares subject to each Company Option and Company Warrant and (B) the exercise price, date of grant, vesting schedule and expiration date for each Company Option or Company Warrant and (iii) all stock option plans and other stock or equity-related plans of the Company. All of the issued and outstanding Company Shares, and all Company Shares that may be issued upon exercise of Company Options or Company Warrants will be (upon issuance in accordance with their terms), duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights. Other than the Company Options and Company Warrants listed in Section 2.2 of the Disclosure Schedule and except as otherwise discussed in Section 2.2 of the Disclosure Schedule, there are no outstanding or authorized options, warrants, securities, rights, agreements or commitments to which the Company is a party or which are binding upon the Company providing for the issuance or redemption of any of its capital stock. Except as set forth in Section 2.2 of the Disclosure Schedule, there are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company. Except as set forth in Section 2.2 of the Disclosure Schedule, there are no agreements to which the Company is a party or by which it is bound with respect to the voting (including without limitation voting trusts or proxies), registration under the Securities Act, or sale or transfer (including without limitation agreements relating to pre-emptive rights, rights of first refusal, co-sale rights or “drag-along” rights) of any securities of the Company. Except as set forth in Section 2.2 of the Disclosure Schedule, to the knowledge of the Company, there are no agreements among other parties to which the Company is not a party and by which it is not bound, with respect to the voting (including without limitation voting trusts or proxies) or sale or transfer (including without limitation agreements relating to rights of first refusal, co-sale rights or “drag-along” rights) of any securities of the Company. Except as listed in Section 2.2 of the Disclosure Schedule, all of the issued and outstanding Company Shares were issued in compliance with applicable federal and state securities laws.

2.3 Authorization of Transaction. The Company has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by the Company of this Agreement and, subject to the adoption of this Agreement and the approval of the Merger by no less than a majority of the votes represented by the outstanding Company Shares entitled to vote on this Agreement and the Merger (the “Stockholder Approval”), the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company. Without limiting the generality of the foregoing, the board of directors of the Company (i) determined that the Merger is fair and in the best interests of the Company and the Company Stockholders, (ii) adopted this Agreement in accordance with the provisions of the GCL, and (iii) directed that this Agreement and the Merger be submitted to the Company Stockholders for their adoption and approval and resolved to recommend that the Company Stockholders vote in favor of the adoption of this Agreement and the approval of the Merger. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

2.4 Noncontravention. Subject to the receipt of Stockholder Approval and the filing of the Certificate of Merger as required by the GCL and the filing of a Form D with the SEC pursuant to Regulation D under the Securities Act, neither the execution and delivery by the Company of this Agreement, nor the consummation by the Company of the transactions contemplated hereby, will (a) conflict with or violate any provision of the certificate of incorporation or bylaws of the Company, as amended to date, (b) require on the part of the Company any filing with, or any permit, authorization, consent or approval of, any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency (a “Governmental Entity”), (c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any Party the right to terminate, modify or cancel, or require any notice, consent or waiver under, any contract or instrument to which the Company is a party or by which the Company is bound or to which any of their assets is subject, except for (i) any conflict, breach, default, acceleration, termination, modification or cancellation in any contract or instrument set forth in Section 2.4 of the Disclosure Schedule, for which the Company has obtained a waiver, consent or approval, (ii) any conflict, breach, default, acceleration, termination, modification or cancellation which would not have a Company Material Adverse Effect and would not adversely affect the consummation of the transactions contemplated hereby or (iii) any notice, consent or waiver the absence of which would not have a Company

Material Adverse Effect and would not adversely affect the consummation of the transactions contemplated hereby, (d) result in the imposition of any Security Interest (as defined below) upon any assets of the Company or (e) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its properties or assets. For purposes of this Agreement: “Security Interest” means any mortgage, pledge, security interest, encumbrance, charge or other lien (whether arising by contract or by operation of law), other than (i) mechanic’s, materialmen’s, and similar liens, (ii) liens arising under worker’s compensation, unemployment insurance, social security, retirement, and similar legislation, and (iii) liens on goods in transit incurred pursuant to documentary letters of credit, in each case arising in the Ordinary Course of Business (as defined below) of the Company and not material to the Company; and “Ordinary Course of Business” means the ordinary course of the Company’s business, consistent with past custom and practice (including with respect to frequency and amount).

2.5 Subsidiaries. The Company owns all of the issued and outstanding capital stock of PCI. The Company does not have any other Subsidiaries. For purposes of this Agreement, a “Subsidiary” shall mean any corporation, partnership, joint venture or other entity in which a Party has, directly or indirectly, an equity interest representing 25% or more of the equity securities thereof or other equity interests therein (collectively, the “Subsidiaries”). PCI is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. The Company has delivered or made available to the Parent complete and accurate copies of the charter, bylaws or other organizational documents of PCI. PCI is not in default under or in violation of any provision of its charter, bylaws or other organizational documents. All of the issued and outstanding shares of capital stock of PCI are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. All shares of PCI are owned by the Company, free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), claims, Security Interests, options, warrants, rights, contracts, calls, commitments, equities and demands. There are no outstanding or authorized options, warrants, rights, agreements or commitments to which the Company or PCI is a party or which are binding on any of them providing for the issuance, disposition or acquisition of any capital stock of any Subsidiary. There are no outstanding stock appreciation, phantom stock or similar rights with respect to PCI. There are no voting trusts, proxies or other agreements or understandings with respect to the voting of any capital stock of PCI. Except as set forth in Section 2.5 of the Disclosure Schedule, the Company does not control directly or indirectly or have any direct or indirect equity participation or similar interest in any corporation, partnership, limited liability company, joint venture, trust or other business association.

2.6 Financial Statements. The Company will provide or make available to the Parent prior to the Closing: (a) the audited consolidated balance sheet of the Company (the “Company Balance Sheet”) at December 31, 2014 and December 31, 2013 (December 31, 2014 hereinafter defined as the “Company Balance Sheet Date”), and the related consolidated statements of operations and comprehensive (loss) income, stockholders’ (deficit) equity, and cash flows for each of the years in the two year period ended December 31, 2014 (together with the Company Balance Sheet, the “Company Year-End Financial Statements”); and (b) the unaudited balance sheet of the Company (the “Company Interim Balance Sheet”) at September 30, 2015 (hereinafter defined as the “Company Interim Balance Sheet Date”) and the related statement of operations and cash flows for the nine months ended September 30, 2015 (the “Company Interim Financial Statements” and together with the Company Year-End Financial Statements, the “Company Financial Statements”). The Company Financial Statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods covered thereby, fairly present in all material respects the financial condition, results of operations and cash flows of the Company as of the respective dates thereof and for the periods referred to therein, comply as to form with the applicable rules and regulations of the SEC for inclusion of such Company Financial Statements in the Parent’s filings with the SEC as required by the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are consistent in all material respects with the books and records of the Company.

2.7 Absence of Certain Changes. Since the Company Interim Balance Sheet Date, and except as set forth in Section 2.7 of the Disclosure Schedule, (a) to the knowledge of the Company, there has occurred no event or development which, individually or in the aggregate, has had, or could reasonably be expected to have in the future, a Company Material Adverse Effect, and (b) the Company has not taken any of the actions set forth below:

(a) issue or sell, or redeem or repurchase, any stock or other securities of the Company or any Company Warrants, Company Options or other rights to acquire any such stock or other securities (except pursuant to the conversion or exercise of convertible securities or Company Options or Company Warrants outstanding on the date hereof), or amend any of the terms of (including without limitation the vesting of) any such convertible securities or Company Options or Company Warrants;

(b) split, combine or reclassify any shares of its capital stock; declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock;

(c) create, incur or assume any indebtedness (including obligations in respect of capital leases) except in the Ordinary Course of Business or in connection with the transactions contemplated by this Agreement; assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person or entity; or make any loans, advances or capital contributions to, or investments in, any other person or entity;

(d) enter into, adopt or amend any Employee Benefit Plan, as such term is defined below, or any employment or severance agreement or arrangement or (except for normal increases in the Ordinary Course of Business for employees who are not Affiliates), increase in any manner the compensation or fringe benefits of, or materially modify the employment terms of, its directors, officers or employees, generally or individually, or pay any bonus or other benefit to its directors, officers or employees;

(e) acquire, sell, lease, license or dispose of any assets or property (including without limitation any shares or other equity interests in or securities of any corporation, partnership, association or other business organization or division thereof), other than purchases and sales of assets in the Ordinary Course of Business;

(f) mortgage or pledge any of its property or assets or subject any such property or assets to any Security Interest;

(g) discharge or satisfy any Security Interest or pay any obligation or liability other than in the Ordinary Course of Business;

(h) amend its charter, by-laws or other organizational documents;

(i) change in any material respect its accounting methods, principles or practices, except insofar as may be required by a generally applicable change in GAAP;

(j) enter into, amend, terminate, take or omit to take any action that would constitute a violation of or default under, or waive any rights under, any material contract or agreement;

(k) institute or settle any Legal Proceeding, as such term is defined below;

(l) take any action or fail to take any action permitted by this Agreement with the knowledge that such action or failure to take action would result in (i) any of the representations and warranties of the Company set forth in this Agreement becoming untrue or (ii) any of the conditions to the Merger set forth in Article V not being satisfied; or

(m) agree in writing or otherwise to take any of the foregoing actions.

2.8 Undisclosed Liabilities. Except as set forth in Section 2.8 of the Disclosure Schedules, the Company does not have any liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated and whether due or to become due), except for (a) liabilities shown on the Company Interim Balance Sheet referred to in Section 2.6, (b) liabilities which have arisen since the Company Interim Balance Sheet Date in the Ordinary Course of Business and (c) contractual and other liabilities incurred in the Ordinary Course of Business which are not required by GAAP to be reflected on a balance sheet.

2.9 Tax Matters.

(a) For purposes of this Agreement, the following terms shall have the following meanings:

(i) “Taxes” means all taxes, charges, fees, levies or other similar assessments or liabilities, including without limitation income, gross receipts, ad valorem, premium, value-added, excise, real property, personal property, sales, use, transfer, withholding, employment, unemployment insurance, social security, business license, business organization, environmental, workers compensation, payroll, profits, license, lease, service, service use, severance, stamp, occupation, windfall profits, customs, duties, franchise and other taxes imposed by the United States of America or any state, local or foreign government, or any agency thereof, or other political subdivision of the United States or any such government, and any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof.

(ii) “Tax Returns” means all reports, returns, declarations, statements or other information required to be supplied to a taxing authority in connection with Taxes.

(b) Each of the Company and PCI has filed all Tax Returns that it was required to file, and all such Tax Returns were complete and accurate in all material respects. The Company has not ever been a member of a group of corporations with which it has filed (or been required to file) consolidated, combined or unitary Tax Returns. The Company has paid all Taxes that were due and payable. Any unpaid Taxes of the Company for tax periods through the Company Balance Sheet Date do not exceed the accruals and reserves for Taxes (excluding accruals and reserves for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the Company Balance Sheet. The Company has not had any actual or potential liability for any Tax obligation of any taxpayer (including without limitation any affiliated group of corporations or other entities that included the Company during a prior period). All Taxes that the Company is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity.

(c) The Company has delivered or made available to the Parent complete and accurate copies of all federal income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by the Company since the date of the Company’s incorporation in Delaware. No examination or audit of any Tax Return of the Company by any Governmental Entity is currently in progress or, to the knowledge of the Company, threatened or contemplated. The Company has not been informed by any jurisdiction that the jurisdiction believes that the Company was required to file any Tax Return that was not filed. The Company has not waived any statute of limitations with respect to Taxes or agreed to an extension of time with respect to a Tax assessment or deficiency.

(d) The Company: (i) is not a “consenting corporation” within the meaning of Section 341(f) of the Code, and none of the assets of the Company are subject to an election under Section 341(f) of the Code; (ii) has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(l)(A)(ii) of the Code; (iii) has not made any payments, is not obligated to make any payments, nor is it a party to any agreement that could obligate it to make any payments that may be treated as an “excess parachute payment” under Section 280G of the Code; (iv) has no actual or potential liability for any Taxes of any person (other than the Company) under Treasury Regulation Section 1.1502-6 (or any similar provision of federal, state, local, or foreign law), or as a transferee or successor, by contract, or otherwise; and (v) has not been required to make a basis reduction pursuant to Treasury Regulation Section 1.1502-20(b) or Treasury Regulation Section 1.337(d)-2(b).

(e) None of the assets of the Company: (i) is property that is required to be treated as being owned by any other person pursuant to the provisions of former Section 168(f)(8) of the Internal Revenue Code of 1954, as amended, and in effect immediately prior to the enactment of the Tax Reform Act of 1986; (ii) is “tax-exempt use property” within the meaning of Section 168(h) of the Code; or (iii) directly or indirectly secures any debt the interest on which is tax exempt under Section 103(a) of the Code.

(f) The Company has not undergone a change in its method of accounting resulting in an adjustment to its taxable income pursuant to Section 481 of the Code.

(g) No state or federal “net operating loss” of the Company determined as of the Closing Date is subject to limitation on its use pursuant to Section 382 of the Code or comparable provisions of state law as a result of any “ownership change” within the meaning of Section 382(g) of the Code or comparable provisions of any state law occurring prior to the Closing Date.

2.10 Assets. The Company owns or leases all tangible assets reasonably necessary for the conduct of its businesses as presently conducted and as presently proposed to be conducted. Except as set forth in Section 2.10 of the Disclosure Schedule, each such tangible asset is free from material defects, has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear) and is suitable for the purposes for which it presently is used. No asset of the Company (tangible or intangible) is subject to any Security Interest.

2.11 Owned Real Property. The Company does not own any real property.

2.12 Real Property Leases. Section 2.12 of the Disclosure Schedule lists all real property leased or subleased to or by the Company and lists the term of such lease, any extension and expansion options, and the rent payable thereunder. The Company has delivered or made available to the Parent complete and accurate copies of the leases and subleases listed in Section 2.12 of the Disclosure Schedule. With respect to each lease and sublease listed in Section 2.12 of the Disclosure Schedule:

(a) the lease or sublease is legal, valid, binding, enforceable and in full force and effect;

(b) the lease or sublease will continue to be legal, valid, binding, enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing;

(c) neither the Company nor, to the knowledge of the Company, any other party, is in breach or violation of, or default under, any such lease or sublease, and no event has occurred, is pending or, to the knowledge of the Company, is threatened, which, after the giving of notice, with lapse of time, or otherwise, would constitute a breach or default by the Company or, to the knowledge of the Company, any other party under such lease or sublease;

(d) the Company has not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold or subleasehold; and

(e) to the knowledge of the Company, there is no Security Interest, easement, covenant or other restriction applicable to the real property subject to such lease, except for recorded easements, covenants and other restrictions which do not materially impair the current uses or the occupancy by the Company of the property subject thereto.

2.13 Contracts.

(a) Section 2.13 of the Disclosure Schedule lists the following agreements (written or oral) to which the Company is a party as of the date of this Agreement:

(i) any agreement (or group of related agreements) for the lease of personal property from or to third parties providing for lease payments in excess of $35,000 per annum or having a remaining term longer than 12 months;

(ii) any agreement (or group of related agreements) for the purchase or sale of products or for the furnishing or receipt of services (A) which calls for performance over a period of more than one year, (B) which involves more than the sum of $35,000, or (C) in which the Company has granted manufacturing rights, “most favored nation” pricing provisions or exclusive marketing or distribution rights relating to any products or territory or has agreed to purchase a minimum quantity of goods or services or has agreed to purchase goods or services exclusively from a certain party;

(iii) any agreement which, to the knowledge of the Company, establishes a partnership or joint venture;

(iv) any agreement (or group of related agreements) under which it has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) indebtedness (including capitalized lease obligations) involving more than $35,000 or under which it has imposed (or may impose) a Security Interest on any of its assets, tangible or intangible;

(v) any agreement which imposes any current obligation on the Company with respect to confidentiality or noncompetition;

(vi) any employment or consulting agreement;

(vii) any agreement involving any officer, director or stockholder of the Company or any affiliate, as defined in Rule 12b-2 under Exchange Act, thereof (an “Affiliate”);

(viii) any agreement under which the consequences of a default or termination would reasonably be expected to have a Company Material Adverse Effect;

(ix) any agreement which contains any provisions requiring the Company to indemnify any other party thereto (excluding indemnities contained in agreements for the purchase, sale or license of products entered into in the Ordinary Course of Business);

(x) any other agreement (or group of related agreements) either involving more than $35,000 or not entered into in the Ordinary Course of Business; and

(xi) any agreement, other than as contemplated by this Agreement, relating to the sales of securities of the Company to which the Company is a party.

(b) The Company has delivered or made available to the Parent a complete and accurate copy of each agreement listed in Section 2.13 of the Disclosure Schedule. With respect to each agreement so listed, and except as set forth in Section 2.13 of the Disclosure Schedule: (i) the agreement is legal, valid, binding and enforceable and in full force and effect; (ii) the agreement will continue to be legal, valid, binding and enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing; and (iii) the Company is not nor, to the knowledge of the Company, is any other party, in breach or violation of, or default under, any such agreement, and no event has occurred, is pending or, to the knowledge of the Company, is threatened, which, after the giving of notice, with lapse of time, or otherwise, would constitute a breach or default by the Company or, to the knowledge of the Company, any other party under such contract.

2.14 Accounts Receivable. All accounts receivable of the Company reflected on the Company Interim Balance Sheet are valid receivables subject to no setoffs or counterclaims and are current and collectible (within 90 days after the date on which it first became due and payable), net of the applicable reserve for bad debts on the Company Interim Balance Sheet. All accounts receivable reflected in the financial or accounting records of the Company that have arisen since the Company Balance Sheet Date are valid receivables subject to no setoffs or counterclaims and are collectible (within 90 days after the date on which it first became due and payable), net of a reserve for bad debts in an amount proportionate to the reserve shown on the Company Interim Balance Sheet.

2.15 Powers of Attorney. Except as set forth in Section 2.15 of the Disclosure Schedule, there are no outstanding powers of attorney executed on behalf of the Company.

2.16 Insurance. Section 2.16 of the Disclosure Schedule lists each insurance policy (including fire, theft, casualty, general liability, workers compensation, business interruption, environmental, product liability and automobile insurance policies and bond and surety arrangements) to which the Company is a party. Such insurance policies are of the type and in amounts customarily carried by organizations conducting businesses or owning assets similar to those of the Company. There is no material claim pending under any such policy as to which coverage has been questioned, denied or disputed by the underwriter of such policy. All premiums due and payable under all such policies have been paid, the Company may not be liable for retroactive premiums or similar payments, and the Company is otherwise in compliance in all material respects with the terms of such policies. The Company has no knowledge of any threatened termination of, or material premium increase with respect to, any such policy. Each such policy will continue to be enforceable and in full force and effect immediately following the Effective Time in accordance with the terms thereof as in effect immediately prior to the Effective Time.

2.17 Litigation. As of the date of this Agreement, there is no action, suit, proceeding, claim, arbitration or investigation before any Governmental Entity or before any arbitrator (a “Legal Proceeding”) which is pending or has been threatened in writing against the Company which (a) seeks either damages in excess of $35,000, individually or $70,000 in the aggregate, or (b) if determined adversely to the Company could have, individually or in the aggregate, a Company Material Adverse Effect.

2.18 Employees.

(a) Section 2.18 of the Disclosure Schedule contains a list of all employees of the Company whose annual rate of compensation exceeds $75,000 per year, along with the position and the annual rate of compensation of each such person. Section 2.18 of the Disclosure Schedule contains a list of all employees of, and consultants to, the Company who are a party to a non-competition agreement with the Company; copies of such agreements have previously been delivered to the Parent. To the knowledge of the Company, no key employee or group of employees has any plans to terminate employment with the Company.

(b) The Company is not party to or bound by any collective bargaining agreement, nor has any of them experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes. To the knowledge of the Company, no organizational effort has been made or threatened, either currently or within the past two years, by or on behalf of any labor union with respect to employees of the Company. To the knowledge of the Company there are no circumstances or facts which could individually or collectively give rise to a suit based on discrimination of any kind.

2.19 Employee Benefits.

(a) For purposes of this Agreement, the following terms shall have the following meanings:

(i) “Employee Benefit Plan” means any “employee pension benefit plan” (as defined in Section 3(2) of ERISA), any “employee welfare benefit plan” (as defined in Section 3(1) of ERISA), and any other written or oral plan, agreement or arrangement involving direct or indirect compensation, including without limitation insurance coverage, severance benefits, disability benefits, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement compensation.

(ii) “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

(iii) “ERISA Affiliate” means any entity which is, or at any applicable time was, a member of (1) a controlled group of corporations (as defined in Section 414(b) of the Code), (2) a group of trades or businesses under common control (as defined in Section 414(c) of the Code), or (3) an affiliated service group (as defined under Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which includes or included the Company.

(b) Section 2.19(b) of the Disclosure Schedule contains a list of all Employee Benefit Plans that are currently contributed to, by the Company or any ERISA Affiliate. Complete and accurate copies of (i) all Employee Benefit Plans which have been reduced to writing, (ii) written summaries of all unwritten Employee Benefit Plans, (iii) all related trust agreements, insurance contracts and summary plan descriptions, and (iv) all annual reports filed on IRS Form 5500, 5500C or 5500R and (for all funded plans) all plan financial statements for the last three plan years for each Employee Benefit Plan, have been delivered or made available to the Parent. Each Employee Benefit Plan has been administered in all material respects in accordance with its terms and each of the Company and the ERISA Affiliates has in all material respects met its obligations with respect to such Employee Benefit Plan and has made all required contributions thereto. The Company, each ERISA Affiliate and each Employee Benefit Plan are in compliance in all material respects with the currently applicable provisions of ERISA and the Code and the regulations thereunder (including without limitation Section 4980 B of the Code, Subtitle K, Chapter 100 of the Code and Sections 601 through 608 and Section 701 et seq. of ERISA).

(c) To the knowledge of the Company, there are no Legal Proceedings (except claims for benefits payable in the normal operation of the Employee Benefit Plans and proceedings with respect to qualified domestic relations orders) against or involving any Employee Benefit Plan or asserting any rights or claims to benefits under any Employee Benefit Plan that could give rise to any material liability.

(d) All the Employee Benefit Plans that are intended to meet the qualifications under Section 401(a) of the Code have received determination letters from the Internal Revenue Service to the effect that such Employee Benefit Plans meet such qualifications, no such determination letter has been revoked and revocation has not been threatened, and no such Employee Benefit Plan has been amended since the date of its most recent determination letter or application therefor in any respect, and no act or omission has occurred, that would adversely affect its qualification or materially increase its cost. Each Employee Benefit Plan which is required to satisfy Section 401(k)(3) or Section 401(m)(2) of the Code has been tested for compliance with, and satisfies the requirements of, Section 401(k)(3) and Section 401(m)(2) of the Code for each plan year ending prior to the Closing Date.

(e) Neither the Company nor any ERISA Affiliate has ever maintained an Employee Benefit Plan subject to Section 412 of the Code or Title IV of ERISA.

(f) At no time has the Company or any ERISA Affiliate been obligated to contribute to any “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA).

(g) To the knowledge of the Company, there are no material unfunded obligations under any Employee Benefit Plan providing benefits after termination of employment to any employee of the Company (or to any beneficiary of any such employee), including but not limited to retiree health coverage and deferred compensation, but excluding continuation of health coverage required to be continued under Section 4980B of the Code or other applicable law and insurance conversion privileges under state law. The assets of each Employee Benefit Plan which is funded are reported at their fair market value on the books and records of such Employee Benefit Plan.

(h) No act or omission has occurred and no condition exists with respect to any Employee Benefit Plan maintained by the Company or any ERISA Affiliate that would subject the Company or any ERISA Affiliate to (i) any material fine, penalty, tax or liability of any kind imposed under ERISA or the Code or (ii) any contractual indemnification or contribution obligation protecting any fiduciary, insurer or service provider with respect to any Employee Benefit Plan.

(i) No Employee Benefit Plan is funded by, associated with or related to a “voluntary employee’s beneficiary association” within the meaning of Section 501(c)(9) of the Code.

(j) Each Employee Benefit Plan is amendable and terminable unilaterally by the Company at any time without liability to the Company as a result thereof and no Employee Benefit Plan, plan documentation or agreement, summary plan description or other written communication distributed generally to employees by its terms prohibits the Company from amending or terminating any such Employee Benefit Plan.

(k) Section 2.19(k) of the Disclosure Schedule discloses each: (i) agreement with any stockholder, director, executive officer or other key employee of the Company (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company of the nature of any of the transactions contemplated by this Agreement, (B) providing any term of employment or compensation guarantee or (C) providing severance benefits or other benefits after the termination of employment of such director, executive officer or key employee; (ii) agreement, plan or arrangement under which any person may receive payments from the Company that may be subject to the tax imposed by Section 4999 of the Code or included in the determination of such person’s “parachute payment” under Section 280G of the Code; and (iii) agreement or plan binding the Company, including without limitation any stock option plan, stock appreciation right plan, restricted stock plan, stock purchase plan, severance benefit plan or Employee Benefit Plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. The accruals for vacation, sickness and disability expenses are accounted for on the Company Interim Balance Sheet and are adequate and materially reflect the expenses associated therewith in accordance with GAAP.

2.20 Environmental Matters.

(a) The Company has complied with all applicable Environmental Laws (as defined below), except for violations of Environmental Laws that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect. There is no pending or, to the knowledge of the Company, threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or investigation, inquiry or information request by any Governmental Entity, relating to any Environmental Law involving the Company. For purposes of this Agreement, “Environmental Law” means any federal, state or local law, statute, rule or regulation or the common law relating to the environment, including without limitation any statute, regulation, administrative decision or order pertaining to (i) treatment, storage, disposal, generation and transportation of industrial, toxic or hazardous materials or substances or solid or hazardous waste; (ii) air, water and noise pollution; (iii) groundwater and soil contamination; (iv) the release or threatened release into the environment of industrial, toxic or hazardous materials or substances, or solid or hazardous waste, including without limitation emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants or chemicals; (v) the protection of wild life, marine life and wetlands, including without limitation all endangered and threatened species; (vi) storage tanks, vessels, containers, abandoned or discarded barrels, and other closed receptacles; (vii) health and safety of employees and other persons; and (viii) manufacturing, processing, using, distributing, treating, storing, disposing, transporting or handling of materials regulated under any law as pollutants, contaminants, toxic or hazardous materials or substances or oil or petroleum products or solid or hazardous waste. As used above, the terms “release” and “environment” shall have the meaning set forth in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

(b) Set forth in Section 2.20(b) of the Disclosure Schedule is a list of all documents (whether in hard copy or electronic form) that contain any environmental reports, investigations and audits relating to premises currently or previously owned or operated by the Company (whether conducted by or on behalf of the Company or a third party, and whether done at the initiative of the Company or directed by a Governmental Entity or other third party) which were issued or conducted during the past five years and which the Company has possession of or access to. A complete and accurate copy of each such document has been provided to the Parent.

(c) To the knowledge of the Company, there is no material environmental liability with respect to any solid or hazardous waste transporter or treatment, storage or disposal facility that has been used by the Company.

2.21 Legal Compliance. The Company, and the conduct and operations of its business, is in compliance with each applicable law (including rules and regulations thereunder) of any federal, state, local or foreign government, or any Governmental Entity, except for any violations or defaults that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

2.22 Customers. Section 2.22 of the Disclosure Schedule sets forth a list of each customer that accounted for more than 5% of the consolidated revenues of the Company during the last full fiscal year and the amount of revenues accounted for by such customer during such period. No such customer has notified the Company in writing within the past year that it will stop buying services from the Company.

2.23 Permits. Section 2.23 of the Disclosure Schedule sets forth a list of all material permits, licenses, registrations, certificates, orders or approvals from any Governmental Entity (including without limitation those issued or required under Environmental Laws and those relating to the occupancy or use of owned or leased real property) (“Permits”) issued to or held by the Company. Such listed Permits are the only material Permits that are required for the Company to conduct its business as presently conducted except for those the absence of which, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect. Each such Permit is in full force and effect and, to the knowledge of the Company, no suspension or cancellation of such Permit is threatened and, to the knowledge of the Company, there is no reasonable basis for believing that such Permit will not be renewable upon expiration. Each such Permit will continue in full force and effect immediately following the Closing.

2.24 Certain Business Relationships With Affiliates. Except as listed in Section 2.24 of the Disclosure Schedule or as set forth in the Company Financial Statements, no Affiliate of the Company (a) owns any material property or right, tangible or intangible, which is used in the business of the Company, (b) has any claim or cause of action against the Company, or (c) owes any money to, or is owed any money by, the Company. Section 2.24 of the Disclosure Schedule describes any transactions involving the receipt or payment in excess of $20,000 between the Company and any Affiliate thereof which have occurred since January 1, 2013, other than employment agreements.

2.25 Brokers’ Fees. The Company does not have any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement, except as listed in Section 2.25 of the Disclosure Schedule.

2.26 Books and Records. The minute books and other similar records of the Company contain complete and accurate records, in all material respects, of all actions taken at any meetings of the Company’s stockholders, board of directors or any committees thereof and of all written consents executed in lieu of the holding of any such meetings.

2.27 Intellectual Property.

(a) The Company owns, is licensed or otherwise possesses legally enforceable rights to use, license and exploit all issued patents, copyrights, trademarks, service marks, trade names, trade secrets, and registered domain names and all applications for registration therefor (collectively, the “Intellectual Property Rights”) and all computer programs and other computer software, databases, know-how, proprietary technology, formulae, and development tools, together with all goodwill related to any of the foregoing (collectively, the “Intellectual Property”), in each case as is necessary to conduct its business as presently conducted, the absence of which would be considered reasonably likely to result in a Company Material Adverse Effect.

(b) Section 2.27(b) of the Disclosure Schedule sets forth, with respect to all issued patents and all registered copyrights, trademarks, service marks and domain names registered with any Governmental Entity or for which an application for registration has been filed with any Governmental Entity, (i) the registration or application number, the date filed and the title, if applicable, of the registration or application and (ii) the names of the jurisdictions covered by the applicable registration or application. Section 2.27(b) of the Disclosure Schedule identifies each agreement currently in effect containing any ongoing royalty or payment obligations of the Company in excess of $20,000 per annum with respect to Intellectual Property Rights and Intellectual Property that are licensed or otherwise made available to the Company.

(c) Except as set forth on Section 2.27(c) of the Disclosure Schedule, all Intellectual Property Rights that have been registered with any Governmental Entity are valid and subsisting, except as would not reasonably be expected to have a Company Material Adverse Effect. As of the Effective Time, in connection with such registered Intellectual Property Rights, all necessary registration, maintenance and renewal fees will have been paid and all necessary documents and certificates will have been filed with the relevant Governmental Entities.

(d) The Company is not nor will, as a result of the consummation of the Merger or other transactions contemplated by this Agreement be, in breach in any material respect of any license, sublicense or other agreement relating to the Intellectual Property Rights, or any licenses, sublicenses or other agreements as to which the Company is a party and pursuant to which the Company uses any patents, copyrights (including software), trademarks or other intellectual property rights of or owned by third parties (the “Third Party Intellectual Property Rights”), the breach of which would be reasonably likely to result in a Company Material Adverse Effect.

(e) Except as set forth on Section 2.27(e) of the Disclosure Schedule, the Company has not been named as a defendant in any suit, action or proceeding which involves a claim of infringement or misappropriation of any Third Party Intellectual Property Right and the Company has not received any notice or other communication (in writing or otherwise) of any actual or alleged infringement, misappropriation or unlawful or unauthorized use of any Third Party Intellectual Property. With respect to its marketed products, the Company does not, to its knowledge, infringe any third party intellectual property rights. With respect to its product candidates and products in research or development, after the same are marketed, the Company will not, to its knowledge, infringe any third party intellectual property rights.

(f) To the knowledge of the Company, except as set forth on Section 2.27(f) of the Disclosure Schedule, no other person is infringing, misappropriating or making any unlawful or unauthorized use of any Intellectual Property Rights in a manner that has a material impact on the business of the Company, except for such infringement, misappropriation or unlawful or unauthorized use as would not reasonably be expected to have a Company Material Adverse Effect.

2.28 No Disqualification Events. None of the Company, nor, to the knowledge of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the PPO, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale of the securities in the PPO and/or at the Effective Time (each, a “Company Covered Person” and, together, “Company Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”). The Company has exercised reasonable care to determine whether any Company Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Parent a copy of any disclosures provided thereunder.

2.29 Merger Agreement Current Report. The Company has provided the Parent with a draft of the Merger Agreement Current Report (as defined herein), dated February 12, 2016, that does not contain, as concerns the Company, any untrue statement of a material fact or omit to state a material fact that would be required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in such draft Merger Agreement Current Report complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect as of the date of such draft. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except as may be otherwise indicated in such financial statements or the notes thereto) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended.

2.30 Disclosure; Duty to Make Inquiry. To the extent that any of the representations or warranties in this Article II are qualified by “knowledge” or “belief,” the Company represents and warrants that it has made due and reasonable inquiry and investigation concerning the matters to which such representations and warranties relate, including, but not limited to, diligent inquiry by its directors, officers and key personnel.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE PARENT AND THE

ACQUISITION SUBSIDIARY

Each of the Parent and the Acquisition Subsidiary represents and warrants to the Company that the statements contained in this Article III are true and correct, except as set forth in the disclosure schedule provided by the Parent and the Acquisition Subsidiary to the Company on the date hereof and accepted in writing by the Company (the “Parent Disclosure Schedule”) and as otherwise described in the Parent Reports (as defined herein). The Parent Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article III, and except to the extent that it is clear from the context thereof that such disclosure also applies to any other paragraph, the disclosures in any paragraph of the Parent Disclosure Schedule shall qualify only the corresponding paragraph in this Article III. For purposes of this Article III, the phrase “to the knowledge of the Parent” or any phrase of similar import shall be deemed to refer to the actual knowledge of the executive officers of the Parent, as well as any other knowledge which such executive officers would have possessed had they made reasonable inquiry with respect to the matter in question.

3.1 Organization, Qualification and Corporate Power. Each of the Parent and Acquisition Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of the Parent and the Acquisition Subsidiary is duly qualified to conduct business and is in good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification, except where the failure to be so qualified or in good standing would not have a Parent Material Adverse Effect (as defined below). Each of the Parent and the Acquisition Subsidiary has all requisite corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The Parent has furnished or made available to the Company complete and accurate copies of its articles of incorporation and bylaws, and the organizational documents of the Acquisition Subsidiary. Neither the Parent nor the Acquisition Subsidiary is in default under or in violation of any provision of its articles of incorporation, as amended to date, or its bylaws, as amended to date. For purposes of this Agreement, “Parent Material Adverse Effect” means a material adverse effect on the assets, business, condition (financial or otherwise), results of operations or future prospects of the Parent and its Subsidiaries, taken as a whole.

3.2 Capitalization. The authorized capital stock of the Parent consists of:

(a) 100,000,000,000 shares of Parent Common Stock, of which 400,000,000 shares were issued and outstanding as of the date of this Agreement; and

(b) 5,000,000,000 shares of preferred stock, par value $0.000001 per share, of which 18,000,000 are designated as Series B Preferred Shares (of which 297,468 Series B Preferred Shares are issued and outstanding).

The Parent Common Stock is presently eligible for quotation and trading on the OTC Pink operated by OTC Markets Group and is not subject to any notice of suspension or delisting. The Parent Common Stock is registered under Section 12(g) of the Exchange Act. The Company is required to file periodic reports with the SEC pursuant to the provisions of Section 13(a) of the Exchange Act. All of the issued and outstanding shares of Parent Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights. Except as contemplated by the Transaction Documentation (as defined in Section 3.3) or described in Section 3.2 of the Parent Disclosure Schedule or in the Parent Reports, and except for the PPO Warrants, there are no outstanding or authorized options, warrants, rights, agreements or commitments to which the Parent is a party or which are binding upon the Parent providing for the issuance or redemption of any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Parent. There are no agreements to which the Parent is a party or by which it is bound with respect to the voting (including without limitation voting trusts or proxies), registration under the Securities Act, or sale or transfer (including without limitation agreements relating to pre-emptive rights, rights of first refusal, co-sale rights or “drag-along” rights) of any securities of the Parent. There are no agreements among other parties, to which the Parent is not a party and by which it is not bound, with respect to the voting (including without limitation voting trusts or proxies) or sale or transfer (including without limitation agreements relating to rights of first refusal, co-sale rights or “drag-along” rights) of any securities of the Parent. All of the issued and outstanding shares of Parent Common Stock were issued in compliance with applicable federal and state securities laws. The approximately 6,612,838 Merger Shares to be issued at the Closing pursuant to Section 1.7(a) hereof (assuming no Dissenting Shares), when issued and delivered in accordance with the terms hereof and of the Certificate of Merger, shall be duly and validly issued, fully paid and nonassessable and free of all preemptive rights and will be issued in compliance with applicable federal and state securities laws. Furthermore, the Series B Preferred Shares underlying the Parent Options, New Options, Parent Debt Cancellation Warrants and Parent Warrants have been duly and validly authorized and reserved for issuance, and when issued in accordance with the terms of the Parent Options, New Options, Parent Debt Cancellation Warrants and Parent Warrants shall be duly and validly issued, fully paid and nonassessable and free of all preemptive rights and will be issued in compliance with applicable federal and state securities laws. Immediately after the Effective Time, without giving effect to the Merger but after giving effect to (i) the conversion of 4,600,000,000 shares of Series A Preferred, (ii) the issuance of 2,680,000 (Minimum Offering) or 3,200,000 (Maximum Offering) Series B Preferred Shares in the PPO, (iii) the cancellation of all outstanding Parent Debt (other than Parent Debt converted in connection with the PPO up to the Expense Cap) for 295,945 Parent Debt Cancellation Warrants and (iv) between 80,000 (Minimum Offering) and 132,000 (Maximum Offering) Parent Warrants to be issued to placement agents upon completion of the PPO, there will be:

(a)	400,000,000 shares of Parent Common Stock issued and outstanding,

(b)	no shares of Series A Preferred Stock issued and outstanding,

(c)	2,977,468 (Minimum Offering) or 3,497,468 (Maximum Offering) Series B Preferred Shares issued and outstanding,

(d)	295,945 Parent Debt Cancellation Warrants issued and outstanding;

(e)	between 80,000 (Minimum Offering) and 132,000 (Maximum Offering) Parent Warrants outstanding and

(f)	275,000,000 options to purchase shares of Parent Common Stock issued and outstanding.

3.3 Authorization of Transaction. Each of the Parent and the Acquisition Subsidiary has all requisite power and authority to execute and deliver this Agreement and (in the case of the Parent) the MomSpot Split-Off Agreement and the Subsidiaries Split-Off Agreement and to perform its obligations hereunder and thereunder. The execution and delivery by the Parent and the Acquisition Subsidiary of this Agreement and (in the case of the Parent) the MomSpot Split-Off Agreement and the Subsidiaries Split-Off Agreement, and the agreements contemplated hereby and thereby (collectively, the “Transaction Documentation”), and the consummation by the Parent and the Acquisition Subsidiary of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Parent and the Acquisition Subsidiary, respectively. This Agreement has been duly and validly executed and delivered by the Parent and the Acquisition Subsidiary and constitutes a valid and binding obligation of the Parent and the Acquisition Subsidiary, enforceable against them in accordance with its terms.

3.4 Noncontravention. Subject to the filing of the Certificate of Merger and the Parent’s annual report and payment of taxes for the portion of the year in which the Merger occurs, all as required by the GCL, neither the execution and delivery by the Parent or the Acquisition Subsidiary of this Agreement or the Transaction Documentation, nor the consummation by the Parent or the Acquisition Subsidiary of the transactions contemplated hereby or thereby, will (a) conflict with or violate any provision of the articles or certificate of incorporation or bylaws of the Parent or the Acquisition Subsidiary, (b) require on the part of the Parent or the Acquisition Subsidiary any filing with, or permit, authorization, consent or approval of, any Governmental Entity, (c) conflict with, result in breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any Party any right to terminate, modify or cancel, or require any notice, consent or waiver under, any contract or instrument to which the Parent or the

Acquisition Subsidiary is a party or by which either is bound or to which any of their assets are subject, (d) result in the imposition of any Security Interest upon any assets of the Parent or the Acquisition Subsidiary or (e) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Parent or the Acquisition Subsidiary or any of their properties or assets.

3.5 Subsidiaries.

(a) Except as set out in Section 3.5 of the Parent Disclosure Schedule, Parent has no Subsidiaries other than the Acquisition Subsidiary and MomSpot. Each of the Acquisition Subsidiary and MomSpot is a corporation, in the case of Acquisition Subsidiary, and a limited liability company, in the case of MomSpot, duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. The Acquisition Subsidiary was formed solely to effectuate the Merger, and it has not conducted any business operations since its organization. The Parent has delivered or made available to the Company complete and accurate copies of the charter, bylaws or other organizational documents of the Acquisition Subsidiary and MomSpot. The Acquisition Subsidiary has no assets other than minimal paid-in capital, it has no liabilities or other obligations, and it is not in default under or in violation of any provision of its charter, bylaws or other organizational documents. All of the issued and outstanding shares of capital stock of the Acquisition Subsidiary are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. All shares of the Acquisition Subsidiary are owned by Parent, free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), claims, Security Interests, options, warrants, rights, contracts, calls, commitments, equities and demands. There are no outstanding or authorized options, warrants, rights, agreements or commitments to which the Parent or the Acquisition Subsidiary is a party or which are binding on any of them providing for the issuance, disposition or acquisition of any capital stock of the Acquisition Subsidiary. There are no outstanding stock appreciation, phantom stock or similar rights with respect to the Acquisition Subsidiary. There are no voting trusts, proxies or other agreements or understandings with respect to the voting of any capital stock of the Acquisition Subsidiary. The Parent does not control directly or indirectly or have any direct or indirect participation or similar interest in any corporation, partnership or limited liability company, joint venture, trust or business association which is not a Parent Subsidiary.

3.6 Exchange Act Reports. The Parent has furnished or made available to the Company complete and accurate copies, as amended or supplemented, of its (a) Annual Report on Form 10-K for the fiscal year ended June 30, 2014, as filed with the SEC, which contained audited consolidated balance sheets as of June 30, 2014 (Parent) and 2013 (predecessor company), and the related consolidated statements of operations, changes in stockholders’ deficiency and cash flows for the periods from July 12, 2013 to June 30, 2014 (Parent), eleven days ended July 11, 2013 (predecessor company), and the year ended June 30, 2013 (predecessor company); (b) Annual Report on Form 10-K for the fiscal year ended June 30, 2015, as filed with the SEC, which contained audited consolidated balance sheets as of June 30, 2015 (Parent) and 2014 (Parent), and the related consolidated statements of operations, changes in stockholders’ deficiency and cash flows for the year ended June 30, 2015 (Parent), periods from July 12, 2013 to June 30, 2014 (Parent), eleven days ended July 11, 2013 (predecessor company), (c) Registration Statement on Form 10, as filed with the SEC on July 2, 2014, as well as all amendments thereto, and (d) all other reports filed by the Parent under Section 13 or subsections (a) or (c) of Section 14 of the Exchange Act with the SEC subsequent to July 2, 2014 (such reports are collectively referred to herein as the “Parent Reports”). The Parent Reports constitute all of the documents required to be filed by the Parent with the SEC, including under Section 13 or subsections (a) or (c) of Section 14 of the Exchange Act, through the date of this Agreement. The Parent Reports complied in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder when filed. As of the date hereof, there are no outstanding or unresolved comments in comment letters received from the staff of the SEC with respect to any of the Parent Reports. As of their respective dates, the Parent Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

3.7 Compliance with Laws. Each of the Parent and its Subsidiaries:

(a) and the conduct and operations of their respective businesses, are in compliance with each applicable law (including rules and regulations thereunder) of any federal, state, local or foreign government, or any Governmental Entity, except for any violations or defaults that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect;

(b) has complied with all federal and state securities laws and regulations, including being current in all of its reporting obligations under such federal and state securities laws and regulations;

(c) has not, and to the knowledge of the Parent, the past and present officers, directors and Affiliates of the Parent have not, been the subject of, nor does any officer or director of the Parent have any reason to believe that Parent or any of its officers, directors or Affiliates will be the subject of, any civil or criminal proceeding or investigation by any federal or state agency alleging a violation of securities laws;

(d) since July 2, 2014, has not been the subject of any voluntary or involuntary bankruptcy proceeding, nor has it been a party to any material litigation;

(e) has not, and to the knowledge of the Parent, the past and present officers, directors and Affiliates have not, been the subject of, nor does any officer or director of the Parent have any reason to believe that the Parent or any of its officers, directors or affiliates will be the subject of, any civil, criminal or administrative investigation or proceeding brought by any federal or state agency having regulatory authority over such entity or person; and

(f) does not have any liabilities, contingent or otherwise other than those set out in the Parent Reports and in Schedule 3.11, and at the Closing will not have any liabilities, contingent or otherwise, including but not limited to notes payable and accounts payable other than those liabilities set out in Section 3.7 of the Parent Disclosure Schedule, and is not a party to any executory agreements.

3.8 Financial Statements; Internal Controls.

(a) The audited financial statements and unaudited interim financial statements of the Parent included in the Parent Reports (collectively, the “Parent Financial Statements”) (i) complied as to form in all material respects with applicable accounting requirements and, as appropriate, the published rules and regulations of the SEC with respect thereto when filed, (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated therein or in the notes thereto, and in the case of quarterly financial statements, as permitted by Form 10-Q under the Exchange Act), (iii) fairly present the consolidated financial condition, results of operations and cash flows of the Parent as of the respective dates thereof and for the periods referred to therein, and (iv) are consistent with the books and records of the Parent.

(b) The Parent has designed and maintains a system of internal controls over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) that its management has concluded are not effective. The Parent (i) has designed and maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) to reasonably ensure that material information required to be disclosed by the Parent in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and is accumulated and communicated to the Parent’s management as appropriate to allow timely decisions regarding required disclosure and its management has concluded that such disclosure controls and procedures are not effective and (ii) has disclosed to the Parent’s auditors and the Board of Directors of the Parent (and made summaries of such disclosures available to Parent) (A) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect in any material respect the Parent’s ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Parent’s internal controls over financial reporting. The Parent is in compliance in all material respects with all effective provisions of the Sarbanes-Oxley Act.

(c) Neither the Parent nor any Subsidiary nor, to the knowledge of the Parent, any director, officer, auditor, accountant or representative of the Parent or any Subsidiary has received or otherwise had or obtained knowledge of any substantive complaint, allegation, assertion or claim, whether written or oral, that the Parent or any Subsidiary has engaged in questionable accounting or auditing practices. No current or former attorney representing the Parent or any Subsidiary has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by the Parent or any Subsidiary, or any of their respective officers, directors, employees or agents, to the current Board of Directors of the Parent or any committee thereof or to any current director or executive officer of the Parent.

(d) To the knowledge of the Parent, no employee of the Parent or any Subsidiary has provided or is providing information to any law enforcement agency regarding the commission or possible commission of any crime or the violation or possible violation of any applicable legal requirements of the type described in Section 806 of the Sarbanes-Oxley Act by the Parent or any Subsidiary. Neither the Parent nor any Subsidiary nor, to the knowledge of the Parent, any director, officer, employee, contractor, subcontractor or agent of the Parent or any Subsidiary, has discharged, demoted, suspended, threatened, harassed or in any other manner discriminated against an employee of the Parent or any Parent Subsidiary in the terms and conditions of employment because of any lawful act of such employee described in Section 806 of the Sarbanes-Oxley Act.

3.9 Absence of Certain Changes. Apart from the accumulation of liabilities set out in Section 3.11 of the Parent Disclosure Schedule, since the date of the balance sheet contained in the most recent Parent Report, (a) there has occurred no event or development which, individually or in the aggregate, has had, or could reasonably be expected to have in the future, a Parent Material Adverse Effect and (b) neither the Parent nor the Acquisition Subsidiary has taken any of the actions set forth below:

(a) issue or sell, or redeem or repurchase, any stock or other securities of the Parent or any rights, warrants or options to acquire any such stock or other securities, except as contemplated by, and in connection with, the PPO and the Merger;

(b) split, combine or reclassify any shares of its capital stock; declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, except as contemplated by, and in connection with, this Agreement;

(c) create, incur or assume any indebtedness (including obligations in respect of capital leases); assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person or entity; or make any loans, advances or capital contributions to, or investments in, any other person or entity;

(d) enter into, adopt or amend any Employee Benefit Plan or any employment or severance agreement or arrangement or (except for normal increases in the Ordinary Course of Business for employees who are not Affiliates) increase in any manner the compensation or fringe benefits of, or materially modify the employment terms of, its directors, officers or employees, generally or individually, or pay any bonus or other benefit to its directors, officers or employees, except for the adoption of the 2006 Plan in connection with the Merger;

(e) acquire, sell, lease, license or dispose of any assets or property (including without limitation any shares or other equity interests in or securities of any Parent Subsidiary or any corporation, partnership, association or other business organization or division thereof), except as contemplated by, and in connection with, the MomSpot Split-Off and the Subsidiaries Split-Off;

(f) mortgage or pledge any of its property or assets or subject any such property or assets to any Security Interest;

(g) discharge or satisfy any Security Interest or pay any obligation or liability other than in the Ordinary Course of Business or in the issuance of the Parent Debt Cancellation Warrants;

(h) amend its charter, by-laws or other organizational documents;

(i) change in any material respect its accounting methods, principles or practices, except insofar as may be required by a generally applicable change in GAAP;

(j) enter into, amend, terminate, take or omit to take any action that would constitute a violation of or default under, or waive any rights under, any material contract or agreement;

(k) institute or settle any Legal Proceeding;

(l) take any action or fail to take any action permitted by this Agreement with the knowledge that such action or failure to take action would result in (i) any of the representations and warranties of the Parent and/or the Acquisition Subsidiary set forth in this Agreement becoming untrue in any material respect or (ii) any of the conditions to the Merger set forth in Article V not being satisfied; or

(m) agree in writing or otherwise to take any of the foregoing actions.

3.10 Litigation. Except as disclosed in the Parent Reports and in the “Local Defendant Suit Search” conducted by Corporation Service Company on February 5, 2016, a copy of which is attached hereto as Exhibit C, as of the date of this Agreement, there is no Legal Proceeding which is pending or, to the Parent’s knowledge, threatened against the Parent or any Subsidiary of the Parent.

3.11 Undisclosed Liabilities. None of the Parent and its Subsidiaries has any liabilities other than those set out in the Parent Reports and in Schedule 3.11.

3.12 Tax Matters.

(a) Each of the Parent and the Subsidiaries has filed all Tax Returns that it was required to file, and all such Tax Returns were complete and accurate in all material respects. Neither the Parent nor any Subsidiary is or has ever been a member of a group of corporations with which it has filed (or been required to file) consolidated, combined or unitary Tax Returns, other than a group of which only the Parent and the Subsidiaries are or were members. Each of the Parent and the Parent Subsidiaries has paid on a timely basis all Taxes that were due and payable. Any unpaid Taxes of the Parent and the Parent Subsidiaries for tax periods through the date of the balance sheet contained in the most recent Parent Report do not exceed the accruals and reserves for Taxes (excluding accruals and reserves for deferred Taxes established to reflect timing differences between book and Tax income) set forth on such balance sheet. Except as set out in Section 3.7 of the Parent Disclosure Schedules, neither the Parent nor any Parent Subsidiary has any actual or potential liability for any Tax obligation of any taxpayer (including without limitation any affiliated group of corporations or other entities that included the Parent or any Parent Subsidiary during a prior period) other than the Parent and the Parent Subsidiaries. All Taxes that the Parent or any Parent Subsidiary is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity.

(b) The Parent has delivered or made available to the Company complete and accurate copies of all federal income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by the Parent or any Subsidiary since December 31, 2001. No examination or audit of any Tax Return of the Parent or any Parent Subsidiary by any Governmental Entity is currently in progress or, to the knowledge of the Parent, threatened or contemplated. Except as set out in Section 3.7 of the Parent Disclosure Schedules, neither the Parent nor any Parent Subsidiary has been informed by any jurisdiction that the jurisdiction believes that the Parent or such Subsidiary was required to file any Tax Return that was not filed. Neither the Parent nor any Parent Subsidiary has waived any statute of limitations with respect to Taxes or agreed to an extension of time with respect to a Tax assessment or deficiency.

(c) Neither the Parent nor any Parent Subsidiary: (i) is a “consenting corporation” within the meaning of Section 341(f) of the Code, and none of the assets of the Parent or the Parent Subsidiaries are subject to an election under Section 341(f) of the Code; (ii) has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(l)(A)(ii) of the Code; (iii) has made any payments, is obligated to make any payments, or is a party to any agreement that could obligate it to make any payments that may be treated as an “excess parachute payment” under Section 280G of the Code; (iv) has any actual or potential liability for any Taxes of any person (other than the Parent and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of federal, state, local, or foreign law), or as a transferee or successor, by contract, or otherwise; or (v) is or has been required to make a basis reduction pursuant to Treasury Regulation Section 1.1502-20(b) or Treasury Regulation Section 1.337(d)-2(b).

(d) None of the assets of the Parent or any Subsidiary: (i) is property that is required to be treated as being owned by any other person pursuant to the provisions of former Section 168(f)(8) of the Internal Revenue Code of 1954, as amended, and in effect immediately prior to the enactment of the Tax Reform Act of 1986; (ii) is “tax-exempt use property” within the meaning of Section 168(h) of the Code; or (iii) directly or indirectly secures any debt the interest on which is tax exempt under Section 103(a) of the Code.

(e) Neither the Parent nor any Subsidiary has undergone a change in its method of accounting resulting in an adjustment to its taxable income pursuant to Section 481 of the Code.

(f) No state or federal “net operating loss” of the Parent determined as of the Closing Date is subject to limitation on its use pursuant to Section 382 of the Code or comparable provisions of state law as a result of any “ownership change” within the meaning of Section 382(g) of the Code or comparable provisions of any state law occurring prior to the Closing Date.

3.13 Assets. MomSpot owns or leases all tangible assets necessary for the conduct of its businesses as presently conducted and as presently proposed to be conducted. Each such tangible asset is free from material defects, has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear) and is suitable for the purposes for which it presently is used. No asset of the Parent or MomSpot (tangible or intangible) is subject to any Security Interest.

3.14 Owned Real Property. Neither the Parent nor any Parent Subsidiary owns any real property.

3.15 Real Property Leases. Section 3.15 of the Parent Disclosure Schedule lists all real property leased or subleased to or by the Parent or any Parent Subsidiary and lists the term of such lease, any extension and expansion options, and the rent payable thereunder. The Parent has delivered or made available to the Company complete and accurate copies of the leases and subleases listed in Section 3.15 of the Parent Disclosure Schedule. With respect to each lease and sublease listed in Section 3.15 of the Parent Disclosure Schedule:

(a) the lease or sublease is legal, valid, binding, enforceable and in full force and effect;

(b) the lease or sublease will continue to be legal, valid, binding, enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing;

(c) neither the Parent nor any Parent Subsidiary nor, to the knowledge of the Parent, any other party, is in breach or violation of, or default under, any such lease or sublease, and no event has occurred, is pending or, to the knowledge of the Parent, is threatened, which, after the giving of notice, with lapse of time, or otherwise, would constitute a breach or default by the Parent or any Parent Subsidiary or, to the knowledge of the Parent, any other party under such lease or sublease;

(d) neither the Parent nor any Parent Subsidiary has assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold or subleasehold; and

(e) the Parent is not aware of any Security Interest, easement, covenant or other restriction applicable to the real property subject to such lease, except for recorded easements, covenants and other restrictions which do not materially impair the current uses or the occupancy by the Parent or a Parent Subsidiary of the property subject thereto.

3.16 Contracts.

(a) Section 3.16 of the Parent Disclosure Schedule lists the following agreements (written or oral) to which the Parent or any Parent Subsidiary is a party as of the date of this Agreement:

(i) any agreement (or group of related agreements) for the lease of personal property from or to third parties;

(ii) any agreement (or group of related agreements) for the purchase or sale of products or for the furnishing or receipt of services;

(iii) any agreement establishing a partnership or joint venture;

(iv) any agreement (or group of related agreements) under which it has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) indebtedness (including capitalized lease obligations) or under which it has imposed (or may impose) a Security Interest on any of its assets, tangible or intangible;

(v) any agreement concerning confidentiality or noncompetition;

(vi) any employment or consulting agreement;

(vii) any agreement involving any current or former officer, director or stockholder of the Parent or any Affiliate thereof;

(viii) any agreement which contains any provisions requiring the Parent or any Parent Subsidiary to indemnify any other party thereto (excluding indemnities contained in agreements for the purchase, sale or license of products entered into in the Ordinary Course of Business);

(ix) any other agreement (or group of related agreements); and

(x) any agreement, other than as contemplated by the PPO, this Agreement, the MomSpot Split-Off and the Subsidiaries Split-Off, relating to the sales of securities of Parent or any Parent Subsidiary to which the Parent or such Subsidiary is a party.

(b) The Parent has delivered or made available to the Company a complete and accurate copy of each agreement listed in Section 3.16 of the Parent Disclosure Schedule. With respect to each agreement so listed: (i) the agreement is legal, valid, binding and enforceable and in full force and effect; (ii) the agreement will continue to be legal, valid, binding and enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing; and (iii) neither the Parent nor any Parent Subsidiary nor, to the knowledge of the Parent, any other party, is in breach or violation of, or default under, any such agreement, and no event has occurred, is pending or, to the knowledge of the Parent, is threatened, which, after the giving of notice, with lapse of time, or otherwise, would constitute a breach or default by the Parent or any Parent Subsidiary or, to the knowledge of the Parent, any other party under such contract.

3.17 Accounts Receivable. All accounts receivable of the Parent reflected on the Parent Reports are valid receivables subject to no setoffs or counterclaims and are current and collectible (within 90 days after the date on which it first became due and payable), net of the applicable reserve for bad debts on the balance sheet contained in the most recent Parent Report. All accounts receivable reflected in the financial or accounting records of the Parent that have arisen since the date of the balance sheet contained in the most recent Parent Report are valid receivables subject to no setoffs or counterclaims and are collectible (within 90 days after the date on which it first became due and payable), net of a reserve for bad debts in an amount proportionate to the reserve shown on the balance sheet contained in the most recent Parent Report.

3.18 Powers of Attorney. Except as set out in the Indemnity Agreement (as defined herein), there are no outstanding powers of attorney executed on behalf of the Parent or any Parent Subsidiary.

3.19 Insurance. Section 3.19 of the Parent Disclosure Schedule lists each insurance policy (including fire, theft, casualty, general liability, workers compensation, business interruption, environmental, product liability and automobile insurance policies and bond and surety arrangements) to which the Parent is a party. Such insurance policies are of the type and in amounts customarily carried by organizations conducting businesses or owning assets similar to those of the Parent and the Parent Subsidiaries. There is no claim pending under any such policy as to which coverage has been questioned, denied or disputed by the underwriter of such policy. All premiums due and payable under all such policies have been paid, the Parent will not be liable for retroactive premiums or similar payments, and the Parent is otherwise in compliance in all material respects with the terms of such policies. The Parent has no knowledge of any threatened termination of, or material premium increase with respect to, any such policy. Each such policy will continue to be enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing.

3.20 Warranties. No product or service sold or delivered by the Parent, MomSpot or the Split-Off Subsidiaries is subject to any guaranty, warranty, right of credit or other indemnity.

3.21 Employees.

(a) The Parent Reports contain all material information concerning the employees of Parent.

(b) Neither the Parent nor any Parent Subsidiary is a party to or bound by any collective bargaining agreement, nor have any of them experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes. The Parent has no knowledge of any organizational effort made or threatened, either currently or since the date of organization of the Parent, by or on behalf of any labor union with respect to employees of the Parent or any Parent Subsidiary.

3.22 Employee Benefits.

(a) Section 3.22(a) of the Parent Disclosure Schedule contains a list of all Employee Benefit Plans that are currently contributed to, by the Parent, any Parent Subsidiary or any ERISA Affiliate. Complete and accurate copies of (i) all Employee Benefit Plans which have been reduced to writing, (ii) written summaries of all unwritten Employee Benefit Plans, (iii) all related trust agreements, insurance contracts and summary plan descriptions, and (iv) all annual reports filed on IRS Form 5500, 5500C or 5500R and (for all funded plans) all plan financial statements for the last three plan years for each Employee Benefit Plan, have been delivered or made available to the Parent. Each Employee Benefit Plan has been administered in all material respects in accordance with its terms and each of the Parent, the Parent Subsidiaries and the ERISA Affiliates has in all material respects met its obligations with respect to such Employee Benefit Plan and has made all required contributions thereto. The Parent, each Subsidiary of the Parent, each ERISA Affiliate and each Employee Benefit Plan are in compliance in all material respects with the currently applicable provisions of ERISA and the Code and the regulations thereunder (including without limitation Section 4980 B of the Code, Subtitle K, Chapter 100 of the Code and Sections 601 through 608 and Section 701 et seq. of ERISA).

(b) To the knowledge of the Parent, there are no Legal Proceedings (except claims for benefits payable in the normal operation of the Employee Benefit Plans and proceedings with respect to qualified domestic relations orders) against or involving any Employee Benefit Plan or asserting any rights or claims to benefits under any Employee Benefit Plan that could give rise to any material liability.

(c) All the Employee Benefit Plans that are intended to meet the qualifications under Section 401(a) of the Code have received determination letters from the Internal Revenue Service to the effect that such Employee Benefit Plans meet such qualifications, no such determination letter has been revoked and revocation has not been threatened, and no such Employee Benefit Plan has been amended since the date of its most recent determination letter or application therefor in any respect, and no act or omission has occurred, that would adversely affect its qualification or materially increase its cost. Each Employee Benefit Plan which is required to satisfy Section 401(k)(3) or Section 401(m)(2) of the Code has been tested for compliance with, and satisfies the requirements of, Section 401(k)(3) and Section 401(m)(2) of the Code for each plan year ending prior to the Closing Date.

(d) Neither the Parent, any Parent Subsidiary, nor any ERISA Affiliate has ever maintained an Employee Benefit Plan subject to Section 412 of the Code or Title IV of ERISA.

(e) At no time has the Parent, any Parent Subsidiary or any ERISA Affiliate been obligated to contribute to any “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA).

(f) There are no material unfunded obligations under any Employee Benefit Plan providing benefits after termination of employment to any employee of the Parent or any Parent Subsidiary (or to any beneficiary of any such employee), including but not limited to retiree health coverage and deferred compensation, but excluding continuation of health coverage required to be continued under Section 4980B of the Code or other applicable law and insurance conversion privileges under state law. The assets of each Employee Benefit Plan which is funded are reported at their fair market value on the books and records of such Employee Benefit Plan.

(g) To the knowledge of the Parent, no act or omission has occurred and no condition exists with respect to any Employee Benefit Plan maintained by the Parent, any Parent Subsidiary or any ERISA Affiliate that would subject the Parent, any Parent Subsidiary or any ERISA Affiliate to (i) any material fine, penalty, tax or liability of any kind imposed under ERISA or the Code or (ii) any contractual indemnification or contribution obligation protecting any fiduciary, insurer or service provider with respect to any Employee Benefit Plan.

(h) No Employee Benefit Plan is funded by, associated with or related to a “voluntary employee’s beneficiary association” within the meaning of Section 501(c)(9) of the Code.

(i) Each Employee Benefit Plan is amendable and terminable unilaterally by the Parent at any time without liability to the Parent as a result thereof and no Employee Benefit Plan, plan documentation or agreement, summary plan description or other written communication distributed generally to employees by its terms prohibits the Parent from amending or terminating any such Employee Benefit Plan.

(j) Section 3.22(j) of the Parent Disclosure Schedule discloses each: (i) agreement with any stockholder, director, executive officer or other key employee of the Parent or any Parent Subsidiary (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Parent or any Parent Subsidiary of the nature of any of the transactions contemplated by this Agreement, (B) providing any term of employment or compensation guarantee or (C) providing severance benefits or other benefits after the termination of employment of such director, executive officer or key employee; (ii) agreement, plan or arrangement under which any person may receive payments from the Parent or any Parent Subsidiary that may be subject to the tax imposed by Section 4999 of the Code or included in the determination of such person’s “parachute payment” under Section 280G of the Code; and (iii) agreement or plan binding the Parent or any Parent Subsidiary, including without limitation any stock option plan, stock appreciation right plan, restricted stock plan, stock purchase plan, severance benefit plan or Employee Benefit Plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. The accruals for vacation, sickness and disability expenses are accounted for on the most recent balance sheet and are adequate and materially reflect the expenses associated therewith in accordance with GAAP.

3.23 Environmental Matters.

(a) Each of the Parent and the Parent Subsidiaries has complied with all applicable Environmental Laws, except for violations of Environmental Laws that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect. There is no pending or, to the knowledge of the Parent, threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or investigation, inquiry or information request by any Governmental Entity, relating to any Environmental Law involving the Parent or any Parent Subsidiary.

(b) Set forth in Section 3.23(b) of the Parent Disclosure Schedule is a list of all documents (whether in hard copy or electronic form) that contain any environmental reports, investigations and audits relating to premises currently or previously owned or operated by the Parent or a Parent Subsidiary (whether conducted by or on behalf of the Parent or a Parent Subsidiary or a third party, and whether done at the initiative of the Parent or a Parent Subsidiary or directed by a Governmental Entity or other third party) which were issued or conducted during the past five years and which the Parent has possession of or access to. A complete and accurate copy of each such document has been provided to the Parent.

(c) The Parent is not aware of any material environmental liability of any solid or hazardous waste transporter or treatment, storage or disposal facility that has been used by the Parent or any Parent Subsidiary.

3.24 Permits. Section 3.24 of the Parent Disclosure Schedule sets forth a list of all permits, licenses, registrations, certificates, orders or approvals from any Governmental Entity (including without limitation those issued or required under Environmental Laws and those relating to the occupancy or use of owned or leased real property) (“Parent Permits”) issued to or held by the Parent or any Parent Subsidiary. Such listed Permits are the only Parent Permits that are required for the Parent and the Parent Subsidiaries to conduct their respective businesses as presently conducted. Each such Parent Permit is in full force and effect and, to the knowledge of the Parent, no suspension or cancellation of such Parent Permit is threatened and there is no basis for believing that such Parent Permit will not be renewable upon expiration. Each such Parent Permit will continue in full force and effect immediately following the Closing.

3.25 Certain Business Relationships With Affiliates. No Affiliate of the Parent or of any Parent Subsidiary (a) owns any property or right, tangible or intangible, which is used in the business of the Parent or any Parent Subsidiary, (b) has any claim or cause of action against the Parent or any Parent Subsidiary, or (c) owes any money to, or is owed any money by, the Parent or any Parent Subsidiary. Section 3.25 of the Parent Disclosure Schedule describes any transactions involving the receipt or payment in excess of $1,000 in any fiscal year between the Parent or a Parent Subsidiary and any Affiliate thereof which have occurred or existed since the beginning of the time period covered by the Parent Financial Statements through the date of this Agreement.

3.26 Tax-Free Reorganization.

(a) The Parent (i) is not an “investment company” as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code; (ii) has no present plan or intention to liquidate the Surviving Corporation or to merge the Surviving Corporation with or into any other corporation or entity, or to sell or otherwise dispose of the stock of the Surviving Corporation which Parent will acquire in the Merger, or to cause the Surviving Corporation to sell or otherwise dispose of its assets, all except in the ordinary course of business or if such liquidation, merger, disposition is described in Section 368(a)(2)(C) or Treasury Regulation Section 1.368-2(d)(4) or Section 1368-2(k); and (iii) has no present plan or intention, following the Merger, to issue any additional shares of stock of the Surviving Corporation or to create any new class of stock of the Surviving Corporation.

(b) The Acquisition Subsidiary is a wholly-owned subsidiary of the Parent, formed solely for the purpose of engaging in the Merger, and will carry on no business prior to the Merger.

(c) Immediately prior to the Merger, the Parent will be in control of Acquisition Subsidiary within the meaning of Section 368(c) of the Code.

(d) The Parent has no present plan or intention to reacquire any of the Merger Shares.

(e) The Acquisition Subsidiary will have no liabilities assumed by the Surviving Corporation and will not transfer to the Surviving Corporation any assets subject to liabilities in the Merger.

(f) The MomSpot Split-Off Agreement will constitute a legally binding obligation between the Parent and MomSpot Buyer prior to the Effective Time; immediately following consummation of the Merger, the Parent will transfer the Membership Interest to MomSpot Buyer in return for payment of the Purchase Price (as such term is defined in the Split-Off Agreement); no property other than the Membership Interest in MomSpot will be distributed by the Parent to MomSpot Buyer in connection with or following the Merger.

(g) The Subsidiaries Split-Off Agreement will constitute a legally binding obligation between the Parent and Subsidiaries Buyer prior to the Effective Time; at the Effective Time, the Parent will transfer all of its equity ownership interests in the Split-Off Subsidiaries to Subsidiaries Buyer as set out in the Subsidiaries Split-Off Agreement; no property other than the equity ownership interests in the Split-Off Subsidiaries will be distributed by the Parent to Subsidiaries Buyer in connection with or following the Merger.

3.27 Split-Off. Immediately after the Effective Time, the Parent will have discontinued all of its business operations which it conducted prior to the Effective Time by closing the transactions contemplated by the MomSpot Split-Off Agreement. Upon the closing of the transactions contemplated by the MomSpot Split-Off Agreement, without giving effect to the Merger, the Parent will have no (i) liabilities, contingent or otherwise, of any kind whatsoever, including but not limited to liabilities in any way related to its pre-Effective Time business operations (except as set out in Section 3.7 of the Parent Disclosure Schedule) or (ii) subsidiaries, other than the Acquisition Subsidiary.

3.28 Brokers’ Fees. Except as set forth on Section 3.28 of the Parent Disclosure Schedule, neither the Parent nor the Acquisition Subsidiary has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

3.29 Disclosure. No representation or warranty by the Parent contained in this Agreement or in any of the Transaction Documentation, and no statement contained in the any document, certificate or other instrument delivered or to be delivered by or on behalf of the Parent pursuant to this Agreement or therein, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading.

3.30 Interested Party Transactions. Except for the MomSpot Split-Off Agreement and the Subsidiaries Split-Off Agreement and as set out in Section 3.25 of the Parent Disclosure Schedule, to the knowledge of the Parent, no officer, director or stockholder of Parent or any “affiliate” (as such term is defined in Rule 12b-2 under the Exchange Act) or “associate” (as such term is defined in Rule 405 under the Securities Act) of any such person currently has or has had, either directly or indirectly, (a) an interest in any person that (i) furnishes or sells services or products that are furnished or sold or are proposed to be furnished or sold by Parent or any Parent Subsidiary or (ii) purchases from or sells or furnishes to Parent or any Parent Subsidiary any goods or services, or (b) a beneficial interest in any contract or agreement to which Parent or any Parent Subsidiary is a party or by which it may be bound or affected. Neither Parent or any Parent Subsidiary has extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer (or equivalent thereof) of the Parent or any Parent Subsidiary.

3.31 Duty to Make Inquiry. To the extent that any of the representations or warranties in this Article III are qualified by “knowledge” or “belief,” Parent represents and warrants that it has made due and reasonable inquiry and investigation concerning the matters to which such representations and warranties relate, including, but not limited to, diligent inquiry by its directors, officers and key personnel.

3.32 Accountants. Marcum LLP (“Marcum”), is and has been the Parent’s registered public accounting firm since November 1, 2013 and has audited the financial statements of Parent for each of the years ended June 30, 2014 and 2015. Throughout its engagement by Parent, Marcum has been (a) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act of 2002), (b) “independent” with respect to Parent within the meaning of Regulation S-X and (c) in compliance with subsections (g) through (l) of Section 10A of the Exchange Act and the related rules of the Commission and the Public Company Accounting Oversight Board. The report of Marcum on the financial statements of Parent for the past fiscal year did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified as to audit scope or accounting principles, although it did express uncertainty as to Parent’s ability to continue as a going concern. During Parent’s most recent fiscal year and the subsequent interim periods, there were no disagreements with Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures. None of the reportable events listed in Item 304(a)(1)(iv) of Regulation S-K occurred with respect to Marcum.

3.33 Minute Books. The minute books and other similar records of the Parent and each Parent Subsidiary contain, in all material respects, complete and accurate records of all actions taken at any meetings of directors and stockholders or actions by written consent in lieu of the holding of any such meetings since July 12, 2013 through the date of this Agreement. The Parent has provided true and complete copies of all such minute books, and other similar records to the Company’s representatives.

3.34 Board Action. The Parent’s Board of Directors (a) has unanimously determined that the Merger is advisable and in the best interests of the Parent’s stockholders and is on terms that are fair to such Parent stockholders and (b) has caused the Parent, in its capacity as the sole stockholder of the Acquisition Subsidiary, and the Board of Directors of the Acquisition Subsidiary, to approve the Merger and this Agreement by unanimous written consent.

3.35 No Disqualification Events. None of the Parent, nor, to the knowledge of the Parent, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Parent participating in the PPO or the Merger, any beneficial owner of 20% or more of the Parent’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Parent in any capacity at the time of sale of the securities in the PPO and/or at the Effective Time (each, a “Parent Covered Person” and, together, “Parent Covered Persons”) is subject to a Disqualification Event. The Parent has exercised reasonable care to determine whether any Parent Covered Person is subject to a Disqualification Event. The Parent has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Company a copy of any disclosures provided thereunder.

ARTICLE IV

COVENANTS

4.1 Closing Efforts. Each of the Parties shall use its best efforts, to the extent commercially reasonable (“Reasonable Best Efforts”), to take all actions and to do all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement, including without limitation using its Reasonable Best Efforts to ensure that (i) its representations and warranties remain true and correct in all material respects through the Closing Date and (ii) the conditions to the obligations of the other Parties to consummate the Merger are satisfied.

4.2 Current Reports. As soon as reasonably practicable after the execution of this Agreement, the Parties shall prepare a current report on Form 8-K relating to this Agreement and the transactions contemplated hereby (the “Merger Agreement Current Report”). Each of the Company and Parent shall use its Reasonable Best Efforts to cause the Merger Agreement Current Report to be filed with the SEC within four business days of the execution of this Agreement and to otherwise comply with all requirements of applicable federal and state securities laws.

4.3 Expenses. The costs and expenses (including legal fees and expenses) of the Parent (including the Fund Stockholders) and the Company incurred in connection with this Agreement and the transactions contemplated hereby shall be payable at Closing from the proceeds of the PPO, in the case of the costs and expenses of the Parent, only to the extent such costs and expenses are in excess of the amount of stockholder debt not converted in the PPO. The Parent’s costs and expenses shall not exceed $150,000 in the aggregate (the “Expense Cap”). The Parent’s costs and expenses shall be limited to reasonable costs and expenses actually incurred.

4.4 Split-Offs. The Parent shall take whatever steps are necessary to enable it to effect the Subsidiaries Split-Off at the Effective Time and the MomSpot Split-Off immediately after the Effective Time.

4.5 Stock Option Plan. The Board of Directors of Parent shall adopt, prior to or as of the Effective Time, the 2006 Plan, reserving for issuance (a) prior to the Reverse Stock Split, 1,707,744 Series B Preferred Shares and (b) after the Reverse Stock Split, 1,707,744 shares of Parent Common Stock (on a Reverse Stock Split basis).

4.6 Reverse Stock Split. As soon as possible after the Effective Time, but in no event later than 90 days from the final closing of the PPO, the Parent shall (i) enact a reverse stock split (the “Reverse Stock Split”) whereby every 15,463.7183 shares of outstanding Parent common stock shall be exchanged for one share of new Parent common stock and (ii) amend its certificate of incorporation to reduce the number of shares of issued and outstanding common stock (“Authorized Decrease”). Parent shall make all filings and take all steps required by the SEC, GCL and FINRA to enact the Reverse Stock Split and the Authorized Decrease.

ARTICLE V

CONDITIONS TO CONSUMMATION OF MERGER

5.1 Conditions to Each Party’s Obligations. The respective obligations of each Party to consummate the Merger are subject to the satisfaction of the following conditions:

(a) this Agreement and the Merger shall have received the approval of at least 80% of the votes represented by the outstanding Company Shares entitled to vote on this Agreement and the Merger;

(b) the completion of the offer and sale of at least the Minimum Offering of the PPO;

(c) satisfactory completion by Parent and Company of all necessary legal due diligence;

(d) consummation of all required definitive instruments and agreements including, but not limited to, the Merger Agreement, in forms acceptable to the Company and Parent;

(e) the Company and Parent obtaining all necessary board, shareholder, and third party consents;

(f) that there be no injunction or order in effect by any governmental authority prohibiting the Merger;

(g) the Parent shall have approved the creation of the Series B Preferred Shares, and a certificate of designations, preferences and rights (in the Form attached hereto as Exhibit B) for the creation of such Series B Preferred Shares shall have been filed with the Secretary of State of Delaware, with each Series B Preferred Share:

(a) automatically converting into one share of Parent common stock (on a post-Reverse Stock Split basis) upon the occurrence of the Reverse Stock Split;

(b) voting on all matters put to a vote of the holders of common stock, with each Series B Preferred Share carrying a number of votes equal to 15,463.7183 shares of common stock; provided that Series B Preferred Shares that cannot be converted into common stock solely as a result of the Blocker (as defined below), shall have no voting rights;

(c) containing a blocker (the “Blocker”) preventing the automatic conversion of such Series B Preferred Shares that would cause a holder of Series B Preferred Shares to beneficially own more than 9.9% of Parent common stock; provided that such provision shall only apply to those holders of Series B Preferred Shares who expressly state in writing to Parent (which statement may not be revoked for 61 days) that they wish to be subject to the Blocker; and further provided that any Series B Preferred Shares not converted as a result of this provision would (i) have the same liquidation rights as if the Series B Preferred Shares had converted into Parent common stock, (ii) have no voting rights and (iii) automatically convert as soon as such conversion would not violate such Blocker; and

(d) being entitled to receive an amount or value equal to 15,463.7183 times the amount or value to be received by a holder of one share of common stock upon a liquidation or dissolution, prior to the Reverse Stock Split;

(h) Parent shall have entered into exchange agreements with the Designee pursuant to which all Series A Preferred Stock was converted into 297,468 Series B Preferred Shares; and

(i) all principal of, and interest on, the Parent Debt (other than Parent Debt converted in the PPO up to the Expense Cap) shall have been exchanged for 295,945 Parent Debt Cancellation Warrants.

5.2 Conditions to Obligations of the Parent and the Acquisition Subsidiary. The obligation of each of the Parent and the Acquisition Subsidiary to consummate the Merger is subject to the satisfaction (or waiver by the Parent) of the following additional conditions:

(a) the Company shall have obtained (and shall have provided copies thereof to the Parent) all waivers, permits, consents, approvals or other authorizations, and effected all of the registrations, filings and notices, referred to in Section 2.4 of the Disclosure Schedule which are required on the part of the Company, except for any the failure of which to obtain or effect does not, individually or in the aggregate, have a Company Material Adverse Effect or a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement;

(b) the representations and warranties of the Company set forth in this Agreement (when read without regard to any qualification as to materiality or Material Adverse Effect contained therein) shall be true and correct as of the date of this Agreement and shall be true and correct as of the Effective Time as though made as of the Effective Time (provided, however, that to the extent such representation and warranty expressly relates to an earlier date, such representation and warranty shall be true and correct as of such earlier date), except for any untrue or incorrect representation and warranty that, individually or in the aggregate, does not have a Company Material Adverse Effect or a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement;

(c) the Company shall have performed or complied in all material respects with its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Effective Time;

(d) no Legal Proceeding shall be pending wherein an unfavorable judgment, order, decree, stipulation or injunction would (i) prevent consummation of any of the transactions contemplated by this Agreement, or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, and no such judgment, order, decree, stipulation or injunction shall be in effect;

(e) the Company shall have delivered to the Parent and the Acquisition Subsidiary a certificate of its Executive Chairman of the Board of Directors of the Company to the effect that each of the conditions specified in clauses (a), (c) and (d) (with respect to the Company’s due diligence of the Parent) of Section 5.1 and clauses (a) through (d) (insofar as clause (d) relates to Legal Proceedings involving the Company) of this Section 5.2 is satisfied in all respects;

(f) the Company shall have delivered to the Parent and the Acquisition Subsidiary: (i) a certified charter document and good standing certificate, each dated as of a date within thirty (30) days prior to the Effective Time from the secretary of state of its jurisdiction of incorporation; (ii) the Bylaws of the Company; (iii) resolutions of the Company’s Board of Directors approving this Agreement and the other Transaction Documentation and the transactions contemplated hereby and thereby, certified by the Executive Chairman of the Board of Directors of the Company, and (iii) resolutions of the Company’s stockholders approving this Agreement and the other Transaction Documentation and the transactions contemplated hereby and thereby, certified by the Executive Chairman of the Board of Directors of the Company; and

(g) the Company shall have provided audited financial statements from an independent accounting firm, qualified to conduct public company audits, for the years ended December 31, 2014 and 2013 and unaudited financial statements for the nine month periods ended September 30, 2015 and 2014.

5.3 Conditions to Obligations of the Company. The obligation of the Company to consummate the Merger is subject to the satisfaction of the following additional conditions:

(a) the Parent shall have obtained (and shall have provided copies thereof to the Company) all of the waivers, permits, consents, approvals or other authorizations, and effected all of the registrations, filings and notices, referred to in Section 3.4 which are required on the part of the Parent, except for any the failure of which to obtain or effect does not, individually or in the aggregate, have a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement;

(b) the representations and warranties of the Parent set forth in this Agreement (when read without regard to any qualification as to materiality or Material Adverse Effect contained therein) shall be true and correct as of the date of this Agreement and shall be true and correct as of the Effective Time as though made as of the Effective Time (provided, however, that to the extent such representation or warranty expressly relates to an earlier date, such representation and warranty shall be true and correct as of such earlier date), except for any untrue or incorrect representation and warranty that, individually or in the aggregate, do not have a Parent Material Adverse Effect or a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement;

(c) each of the Parent and the Acquisition Subsidiary shall have performed or complied with its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Effective Time;

(d) no material Legal Proceedings shall be pending or threatened against Parent or the Acquisition Subsidiary and no Legal Proceeding shall be pending wherein an unfavorable judgment, order, decree, stipulation or injunction would (i) prevent consummation of any of the transactions contemplated by this Agreement, or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, and no such judgment, order, decree, stipulation or injunction shall be in effect;

(e) the Parent shall have delivered to the Company a certificate of its Chief Executive Officer to the effect that each of the conditions specified in clauses (b) and (d) (with respect to the Parent’s due diligence of the Company) of Section 5.1 and clauses (a) through (d) (insofar as clause (d) relates to Legal Proceedings involving the Parent and its Subsidiaries) of this Section 5.3 is satisfied in all respects;

(f) each of the Parent and the Acquisition Subsidiary shall have delivered to the Company: (i) a certified charter document and good standing certificate, each dated as of a date within thirty (30) days prior to the Effective Time from the secretary of state of its jurisdiction of incorporation; (ii) the Bylaws of the Parent and the Acquisition Subsidiary; (iii) resolutions of the Parent’s and Acquisition Subsidiary’s Board of Directors approving this Agreement and the other Transaction Documentation and the transactions contemplated hereby and thereby, certified by the Chief Executive Officer of the Parent and the Acquisition Subsidiary; and (iii) resolutions of the Acquisition Subsidiary’s stockholders approving this Agreement and the other Transaction Documentation and the transactions contemplated hereby and thereby, certified by the Chief Executive Officer of the Acquisition Subsidiary;

(g) the Parent shall have delivered to the Company a certificate of its Chief Executive Officer to the effect that the Parent has satisfied in full all payment and other obligations set forth in, and has in all respects fully complied with, the Parent’s Plan of Reorganization under Chapter 11 of the United States Bankruptcy Code on June 15, 2012 (the “Plan of Reorganization”), as such Plan of Reorganization was confirmed by the United States Bankruptcy Court, Southern District of New York;

(h) excluding (i) the Series B Preferred Shares to be issued to investors in the PPO, (ii) the issuance of the Merger Shares to be issued to Company Stockholders, and (iii) the Series B Preferred Shares to be issued to the holders of the Parent Options, the New Options, the Parent Warrants and the Parent Debt Cancellation Warrants (upon the exercise of such options and warrants), (I) 400,000,000 shares of Parent Common Stock shall be issued and outstanding immediately after the Effective Time, (II) no Series A Preferred Shares shall be issued and outstanding immediately after the Effective Time and (III) 297,468 Series B Preferred Shares shall be issued and outstanding immediately after the Effective Time;

(i) the Parent shall have adopted the 2006 Plan;

(j) the Parent shall have filed all required federal and state tax returns for the year ended June 30, 2015, and shall have paid all outstanding amounts owed with respect to its federal and state tax returns for the year ended June 30, 2014;

(k) the Company shall have received a certificate of Parent’s transfer agent and registrar dated one day prior to the Effective Date certifying the number of shares of Parent Common Stock issued and outstanding;

(l) contemporaneously with the closing of the Merger, the Parent and the MomSpot Buyer shall execute the MomSpot Split-Off Agreement, which MomSpot Split-Off shall be effective immediately following the Closing of the Merger;

(m) contemporaneously with the closing of the Merger, the Parent and Subsidiaries Buyer shall execute the Subsidiaries Split-Off Agreement;

(n) contemporaneously with the closing of the Merger, the Parent and each of the Fund Stockholders shall execute the Indemnity Agreement (“Indemnity Agreement”); and

(o) after giving prior effect to the MomSpot Split-Off, the Parent shall have no liabilities (except as set out in Section 3.7 of the Parent Disclosure Schedule).

ARTICLE VI

INTENTIONALLY OMITTED

ARTICLE VII

MISCELLANEOUS

7.1 Press Releases and Announcements. No Party shall issue any press release or public announcement relating to the subject matter of this Agreement without the prior written approval of the other Parties; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law, regulation or stock market rule (in which case the disclosing Party shall use reasonable efforts to advise the other Parties and provide them with a copy of the proposed disclosure prior to making the disclosure).

7.2 No Third Party Beneficiaries. Each of the Parties agrees that each of the Fund Stockholders may rely upon the covenants, representations and warranties set out in Section 4.6 of this Agreement as if such covenant, representation or warranty had been made directly to such Fund Stockholder. Apart from as set out in the prior sentence, this Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns.

7.3 Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements or representations by or among the Parties, written or oral, with respect to the subject matter hereof.

7.4 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Parties; provided that the Acquisition Subsidiary may assign its rights, interests and obligations hereunder to a wholly-owned subsidiary of the Parent.

7.5 Counterparts. This Agreement may be executed in multiple counterparts and delivery may be effected via facsimile or electronic mail, portable document format (PDF) of an originally executed counterpart, each of which shall be deemed original, but all of which taken together shall constitute one and the same instrument duly delivered.

7.6 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

7.7 Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (a) personal delivery to the Party to be notified, (b) upon confirmation of receipt, if sent by electronic mail or facsimile, (c) three days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next Business Day delivery. All communications shall be sent to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice; provided, however, that notices of a change of address shall be effective only upon delivery of notice in respect thereof):

If to the Company or the Parent (subsequent to the Closing):

Protagenic Therapeutics, Inc.

149 Fifth Avenue, Suite 500

New York, NY 10010

Attn: Robert Ziroyan, President

Facsimile: 508.734.2177

Email: rziroyan@protagenic.com

Copy to (which copy shall not constitute notice hereunder):

Meister Seelig & Fein LLP

125 Park Avenue, 7th Floor

New York, NY 10017

Attn: Mark J. Seelig, Esq.

Facsimile: (646) 539-3655

Email: mjs@msf-law.com

If to the Parent or the Acquisition Subsidiary (prior to the Closing):

Atrinsic, Inc.

65 Atlantic Avenue

Boston, Massachusetts 02110

Attn: Edward Gildea, Chief Executive Officer

Facsimile: 508-744-3777

Email: edward.gildea@fisherbroyles.com

Copy to (which copy shall not constitute notice hereunder):

Sanders Ortoli Vaughn-Flam Rosenstadt LLP

591 Madison Avenue

New York, NY 10022

Attn: William Rosenstadt

Facsimile: (212) 588-0022

Email: wsr@sovrlaw.com

Any Party may give any notice, request, demand, claim or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the Party for whom it is intended. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

7.8 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of Delaware.

7.9 Amendments and Waivers. The Parties may mutually amend any provision of this Agreement at any time prior to the Effective Time. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties. No waiver of any right or remedy hereunder shall be valid unless the same shall be in writing and signed by the Party giving such waiver. No waiver by any Party with respect to any default, misrepresentation or breach of warranty or covenant hereunder shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

7.10 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

7.11 Submission to Jurisdiction. Each of the Parties (a) submits to the jurisdiction of any state or federal court sitting in the County of New York in the State of New York in any action or proceeding arising out of or relating to this Agreement, (b) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, and (c) agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other Party with respect thereto. Any Party may make service on another Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section 7.7. Nothing in this Section 7.11, however, shall affect the right of any Party to serve legal process in any other manner permitted by law.

7.12 Construction.

(a) The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party.

(b) The parties have participated jointly in negotiating and drafting this Agreement. If an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

(c) Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

PARENT:
ATRINSIC, INC.

By:	/s/ Edward Gildea
Name:	Edward Gildea
Title:	President and Chief Executive Officer

ACQUISITION SUBSIDIARY:
PROTAGENIC ACQUISITION CORP.

By:	/s/ Edward Gildea
Name:	Edward Gildea
Title:	President and Chief Executive Officer

COMPANY:
PROTAGENIC THERAPEUTICS, INC.

By:	/s/ Garo H. Armen
Name:	Garo H. Armen
Title:	Chairman

SCHEDULES

to the

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

DATED AS OF FEBRUARY 12, 2016

AMONG

ATRINSIC, INC., a Delaware corporation,

PROTAGENIC ACQUISITION CORP., a Delaware corporation

AND

PROTAGENIC THERAPEUTICS, INC., a Delaware corporation

These Schedules (the “Schedules”) are being delivered by Protagenic Therapeutics, Inc. (the “Company”), pursuant to the terms of that Agreement and Plan of Merger and Reorganization (the “Agreement”), among Atrinsic, Inc. (the “Parent”), Protagenic Acquisition Corp. (the “Acquisition Subsidiary”) and the Company.

Capitalized terms used and not otherwise defined herein shall have their respective meanings as set forth in the Agreement. Any summary of or reference to any document herein is qualified in its entirety by the terms of such document (and all agreements, transactions and arrangements referenced in or contemplated thereby), and the terms and provisions of each such document (and all agreements, transactions and arrangements referenced in or contemplated thereby) are incorporated herein by reference.

The section or subsection numbers in the Schedules shall qualify the corresponding section or subsection numbers in the Agreement, provided, however, that any matter set forth in any section or subsection of the Schedules shall be deemed to be referred to and incorporated in all other sections or subsections of the Schedules to which such matter’s application or relevance is reasonably apparent, notwithstanding the omission of a reference or cross-reference thereof.

The Schedules and the information and disclosures contained in the Schedules are intended only to qualify and limit the representations, warranties and covenants of the Company contained in the Agreement and shall not be deemed to expand in any way the scope or effect of any of such representations, warranties or covenants.

Headings in the Schedules are for convenience and reference only and shall not affect the disclosures contained herein. The Schedules may contain items that are not required by the Agreement to be listed herein.

Disclosure of any information herein is not a statement or admission that such information is material or outside of the course of ordinary business, is required to be disclosed herein, reaches any applicable materiality or dollar thresholds or is likely to materially and adversely affect the ability of the Company to perform its obligations under the Agreement or to consummate the transactions contemplated thereby. The fact that any item is disclosed in any section of the Schedules shall not give rise to any implication that the failure to disclose it would result in any breach of any representation or warranty contained in the Agreement. No disclosure in the Schedules relating to any possible breach or violation of any agreement, law, rule or regulation shall be construed as an indication or admission that any such breach or violation actually exists or has occurred. No general disclosure in any section herein shall be limited by any more specific disclosure in either that section or any other section herein.

In disclosing the information set forth in the Schedules, the Company expressly reserves and does not waive any attorney-client privilege associated with such information or any protection afforded by the work-product doctrine with respect to any of the matters disclosed or discussed herein.

Company Disclosure Schedules

Schedule 1.14 – Non-Accredited Investors

Schedule 2.2 – Company Capitalization

Schedule 2.4 – Non-Contravention; Consents

Schedule 2.5 – Subsidiaries

Schedule 2.7 – Absence of Certain Changes

Schedule 2.8 – Undisclosed Liabilities

Schedule 2.10 – Assets

Schedule 2.12 – Real Property Leases

Schedule 2.13 – Contracts

Schedule 2.15 – Powers of Attorney

Schedule 2.16 – Insurance

Schedule 2.18 – Employees

Schedule 2.19(b) – Employee Benefit Plans

Schedule 2.19(k) – Agreements with Stockholders, Directors, Executive Officers or Key Employees

Schedule 2.20(b) - Environmental

Schedule 2.22 – Customers

Schedule 2.23 – Permits

Schedule 2.24 – Business Relationships with Affiliates

Schedule 2.25 – Brokers’ Fees

Schedule 2.27(b) – Intellectual Property – Registrations/Applications and Royalty or Payment Agreements

Schedule 2.27(c) – Registered Intellectual Property Rights

Schedule 2.27(e) – Intellectual Property – Suits, Actions or Proceedings

Schedule 2.27(f) – Intellectual Property – Infringement, Misappropriation, or Unlawful or Unauthorized Uses

Schedule 1.14

Non-Accredited Investors

Non-Accredited Investors:

1.	Arij Al Chawaf
2.	Carol Haggerty
3.	Dalia Barsyte
4.	Denise Belsham
5.	Dhan Chand
6.	Douglas Jaeger
7.	James Rathgeber
8.	Lauren Banjany
9.	Massimo Martinucci
10.	Susan Rotzinger
11.	David A. Lovejoy

Unknown (investors that did not complete and return an investor questionnaire):

1.	Antonio Herandez
2.	Eleanor Gimon
3.	Ewa Lipton
4.	Fabio Migliaccio
5.	Glen S. Abel
6.	Guy C. Collins
7.	Jeremy Cohen
8.	Michele Markowitz
9.	Oweida Orthopedic Assoc 410K Safe Harbor Plan
10.	Remik Hartounian
11.	Richard Edwards (deceased)
12.	Ronnie Bassham
13.	Solomon Evan James
14.	Steven Markowitz
15.	Robert Clauss

Schedule 2.2

Company Capitalization

Shares:

	Name of Shareholder	Shares
1	Alan Young	35,000

2	Alexander K. Arrow	60,000

3	Antonio Herandez	35,000

4	Arij Al Chawaf	5,000

5	Barry Lind Revocable Trust	175,000

6	Benjamin Raab Trust UAD 06/04/99	30,000

7	Brian J. and Debbie M. Keller	25,000

8	Brian J. Keller & Debbie M. Keller JT WROS	10,000

9	Carmine Sanzo	75,000

10	Craig Shapiro	20,000

11	Cynthia Qian	5,000

12	Dalia Barsyte	10,000

13	David Lovejoy	148,800

14	Dean Glasser	25,000

15	Denis J. Hickey	80,000

16	Denise Belsham	25,000

17	Douglas Jaeger	25,000

18	Eleanor Gimon	244,433

19	Ethos Holdings, LLC	100,000

20	Ewa Lipton	50,000

21	Evan S. Taub	1,500

22	Faber, Daeufer & Rosenberg PC	25,000

23	Fabio Migliaccio	3,715

24	Garo H. Armen IRA	250,000

25	Garo H. Armen	1,955,801

26	Glenn S. Abel	40,000

27	Gregory H. Ekizian Revocable Trust	125,000

28	Guy C. Collins	20,000

29	James Rathgeber	14,865

30	Jeremy Cohen	1,950

31	John Moraitis	25,000

32	Joseph Donegan	25,000

33	Joseph Sorbara	25,000

34	Kerry Anne Wentworth	25,000

35	Khajak Keledjian	100,000

36	Khalil Barrage	50,000

37	Larry N. Feinberg	200,000

38	Lauren Banjany	2,700

39	Lester B. Boetler	105,000

40	Levon Capan	25,000

41	Louis Sanzo	75,000

42	Mark Berg	155,000

43	Mark Berg, IRA E*Trade custodian	100,000

44	Mark Mazzer	25,000

45	Mark T. Hellner	100,000

46	Massimo Martinucci	10,000

47	Michele Markowitz	6,000

48	MSB Family Trust	50,000

49	Nicole Berg	167,194

50	Oweida Orthopedic Assoc 401K Safe Harbor Plan	40,000

51	Patricia Sorbara	6,000

52	Paul Sallwasser and Teri Sallwasser, JT WROS	100,000

53	Pensco Trust Company, FBO Gregory H. Ekizian	100,000

54	Prahalathan Rajasekaran	25,000

55	Remik Hartounian	442,194

56	Richard Edwards	40,000

57	Richard Pashayan	100,000

58	Robert Clauss	15,500

59	Robert G. Jeffers	25,000

60	Robert Petrozzo	30,000

61	Ronnie Bassham	50,000

62	Sharon Crowder	50,000

63	Solomon Evan James	1,500

64	Stephen Dinicolantonio	25,000

65	Steven Markowitz	25,000

66	Susan Rotzinger	35,000

67	The Bahr Family Limited Partnership	25,000

68	Thomas D Paul	25,000

69	Timothy McInerney	100,000

70	University of Toronto	271,200

71	William Christopher Frasco	1,500

72	William Kachioff	187,986

	Total Outstanding	6,612,838

Outstanding Warrants:

#	Names		Share Price	Date of Issue:	Expire Date	Total Warrants
1	1	Garo H. Armen	$1.00	19-May-11	19-May-21	300,000

	2	Garo H. Armen	$1.00	18-Feb-13	18-Feb-23	953,367

		Sub-Total				$1,253,367

2	1	Larry N. Feinberg	$1.00	6-Jun-11	6-Jun-21	300,000

	2	Larry N. Feinberg	$1.00	27-Mar-13	27-Mar-23	300,000

		Sub-Total				600,000

3	1	Gregory H. Ekizian	$1.00	7-Jul-11	7-Jul-21	75,000

4	1	Pensco Trust Company, FBO Gregory H. Ekizian	$1.00	18-Feb-13	18-Feb-23	300,000

5	1	Khajak Keledjian	$1.00	28-Mar-13	28-Mar-23	300,000

6	1	Carmine Sanzo	$1.00	12-Dec-13	12-Dec-23	150,000

7	1	Louis Sanzo	$1.00	12-Dec-13	12-Dec-23	150,000

8	1	Richard Pashayan	$1.00	20-Dec-13	20-Dec-23	150,000

9	1	Mark Berg	$1.25	1-Jan-07	1-Jan-17	100,000

10	1	Levon Capan	$1.00	20-Feb-13	20-Feb-23	75,000

11	1	Brandt J. Mandia	$1.25	4-Nov-15	4-Nov-23	187,500

	2	Brandt J. Mandia	$1.25	31-Dec-15	4-Nov-23	62,500

		Sub-Total				250,000

	Total					3,403,367

Outstanding Options:

N1	N2	Option Pool:	Option Date:	Vesting Date:	Expire Date:	No. of Options
1	1	David Lovejoy	Mar 15, 2006	Mar 14, 2010	Mar 15, 2016	208,299

2	2	David Lovejoy	Mar 30, 2011	Mar 30, 2011	Mar 30, 2021	100,000

3	3	David Lovejoy	Dec 1, 2012	Dec 1, 2013	Dec 1, 2022	25,000

4	4	David Lovejoy	Mar 1, 2014	Mar 1, 2017	Mar 1, 2027	150,000

		Total				483,299

5	1	Dalia Barsyte	Mar 30, 2011	Mar 30, 2011	Mar 30, 2021	25,000

6	2	Dalia Barsyte	Apr 1, 2012	Apr 1, 2012	Apr 1, 2022	25,000

7	3	Dalia Barsyte	Dec 1, 2012	Dec 1, 2012	Dec 1, 2022	25,000

8	4	Dalia Barsyte	Mar 1, 2014	Mar 1, 2015	Mar 1, 2024	25,000

9	5	Dalia Barsyte	March 9, 2015	March 9, 2016	Mar 1, 2025	50,000

		Total				150,000

10	1	Robert Ziroyan	Aug 1, 2006	Aug 31, 2010	Aug 1, 2016	25,000

11	2	Robert Ziroyan	Mar 30, 2011	Mar 30, 2011	Mar 30, 2021	100,000

12	3	Robert Ziroyan	Mar 1, 2014	Mar 1, 2015	Mar 1, 2024	50,000

13	4	Robert Ziroyan	March 9, 2015	March 9, 2016	March 9, 2025	75,000

		Total				250,000

14	1	Carol Haggerty	Aug 1, 2006	Aug 31, 2010	Aug 1, 2016	25,000

15	2	Carol Haggerty	Mar 30, 2011	Mar 30, 2011	Mar 30, 2021	15,000

16	3	Carol Haggerty	Mar 1, 2014	Mar 1, 2015	Mar 1, 2024	15,000

17	3	Carol Haggerty	March 9, 2015	March 9, 2016	Mar 1, 2025	15,000

		Total				70,000

18	1	Faber Daeufer & Rosenberg PC	Mar 01, 2006	Mar 31, 2008	Mar 1, 2016	104,150

19	1	Univ. of Toronto Option	Mar 15, 2006	Mar 31, 2010	Mar 15, 2016	104,150

20	2	Univ. of Toronto Option	Apr 1, 2012	Apr 1, 2013	Apr 1, 2022	25,000

		Total				129,150

21	1	Woods Lane Partners	Mar 30, 2011	Mar 30, 2011	Mar 30, 2021	50,000

22	1	Kerry Wentworth	Dec 1, 2012	Dec 1, 2012	Dec 1, 2022	25,000

23	1	Zephyrbiotech	June 10, 2011	June 10, 2011	June 10, 2021	10,000

24	1	Jean-Michel Aubry	Nov 1, 2006	Oct 31, 2009	Nov 1, 2016	30,000

25	2	Jean-Michel Aubry	March 9, 2015	March 9, 2017	Mar 1, 2025	25,000

		Total				55,000

26	1	Sidney H. Kennedy	Nov 1, 2006	Oct 31, 2009	Nov 1, 2016	30,000

27	2	Sidney H. Kennedy	March 9, 2015	March 9, 2017	Mar 1, 2025	25,000

		Total				55,000

28	1	Susan Rotzinger	Feb 1, 2007	Jun 30, 2009	Feb 1, 2017	21,146

29	1	Mayank Patel	Aug 1, 2006	Aug 31, 2010	Aug 1, 2016	5,000

30	1	Robert B. Stein	Jan 23, 2015	Jan 23, 2020	Jan 23, 2025	200,000

31	1	Mark Findeis	Feb 1, 2015	Feb 1, 2018	Mar 1, 2025	50,000

32	1	Dhan Chand	Feb 1, 2015	Feb 1, 2018	Mar 1, 2025	50,000

	Sub-Total					1,707,744

Schedule 2.4

Non-Contravention; Consents

None.

Schedule 2.5

Subsidiaries

Protagenic Therapeutics Canada (2006) Inc. is a wholly-owned subsidiary of the Company.

Schedule 2.7

Absence of Certain Changes

None.

Schedule 2.8

Undisclosed Liabilities

None.

Schedule 2.10

Assets

None.

Schedule 2.12

Real Property Leases

None.

Schedule 2.13

Contracts

(i)	None.

(ii)	None.

(iii)	None.

(iv)

1.	Amendment to the Sponsored Research Agreement, effective April 1, 2015, between the Governing Council of the University of Toronto, Protagenic Therapeutics Canada (2006) Inc. and Protagenic Therapeutics Inc.

2.	Employment Agreement, effective January 1, 2014, between Protagenic Therapeutics Canada (2006) Inc. and Dr. Robert Ziroyan.[1]

(v)

1.	Technology License Agreement, effective July 21, 2005, between The University of Toronto Innovations Foundation and Protagenic Therapeutics, Inc., as amended by that certain First Amendment to Technology License Agreement, effective February 18, 2015, between the Governing Council of the University of Toronto and Protagenic Therapeutics, Inc.

2.	Sponsored Research Agreement, effective July 21, 2005, between the Governing Council of the University of Toronto, Protagenic Therapeutics Canada (2006) Inc. and Protagenic Therapeutics Inc., as amended by that certain Amendment to the Sponsored Research Agreement, effective April 1, 2015.

3.	Master Contract Services Agreement, effective March 28, 2014, by and between Protagenic Therapeutics, Inc. and Molecular Imaging, Inc.

4.	Consulting Agreement, effective November 4, 2015, between Protagenic Therapeutics, Inc. and Brandt J. Mandia.

(vi)

1.	Consulting Agreement, as amended, effective January 1, 2015, between Protagenic Therapeutics Canada (2006) Inc. and Dr. Dalia Barsyte.[2]

2.	Consulting Agreement, effective January 23, 2015, between Protagenic Therapeutics, Inc. and Dr. Robert B. Stein.

[1]	This agreement expired on December 31, 2015; however, there is an outstanding balance of CAN$86,655 (approx. US$63,236) due as of December 31, 2015).
[2]	This agreement expired on December 31, 2015; however, the agreement is in the process of being extended.

3.	Consulting Agreement, effective February 1, 2015, between Protagenic Therapeutics, Inc. and Mark Findeis.

4.	Consulting Agreement, effective February 1, 2015, between Protagenic Therapeutics, Inc. and Dr. Dhan Chand.

(vii)

1.	Consulting Agreement, as amended, effective January 1, 2015, between Protagenic Therapeutics Canada (2006) Inc. and Dr. Dalia Barsyte.[3]

2.	Consulting Agreement, effective January 23, 2015, between Protagenic Therapeutics, Inc. and Dr. Robert B. Stein.

3.	Nonqualified Stock Option Agreement, effective January 23, 2015, between Protagenic Therapeutics, Inc. and Robert B. Stein.

4.	Nonqualified Stock Option Agreement, effective March 15, 2006, between Protagenic Therapeutics, Inc. and David. A Lovejoy.

5.	Nonqualified Stock Option Agreement, effective March 30, 2011, between Protagenic Therapeutics, Inc. and David. A Lovejoy.

6.	Nonqualified Stock Option Agreement, effective Dec 1, 2012 between Protagenic Therapeutics, Inc. and David. A Lovejoy.

7.	Nonqualified Stock Option Agreement, effective Mar 1, 2014 between Protagenic Therapeutics, Inc. and David. A Lovejoy.

8.	Nonqualified Stock Option Agreement, effective Mar 30, 2011 between Protagenic Therapeutics, Inc. and Dalia Barsyte.

9.	Nonqualified Stock Option Agreement, effective Apr 1, 2012 between Protagenic Therapeutics, Inc. and Dalia Barsyte.

10.	Nonqualified Stock Option Agreement, effective Dec 1, 2012 between Protagenic Therapeutics, Inc. and Dalia Barsyte.

11.	Nonqualified Stock Option Agreement, effective Mar 1, 2014 between Protagenic Therapeutics, Inc. and Dalia Barsyte.

12.	Nonqualified Stock Option Agreement, effective Mar 9, 2015 between Protagenic Therapeutics, Inc. and Dalia Barsyte.

[3]	This agreement expired on December 31, 2015; however, the agreement is in the process of being extended.

13.	Nonqualified Stock Option Agreement, effective August 1, 2006, between Protagenic Therapeutics, Inc. and Robert Ziroyan.

14.	Nonqualified Stock Option Agreement, effective March 30, 2011, between Protagenic Therapeutics, Inc. and Robert Ziroyan.

15.	Nonqualified Stock Option Agreement, effective Dec 1, 2014 between Protagenic Therapeutics, Inc. and Robert Ziroyan.

16.	Nonqualified Stock Option Agreement, effective Mar 9, 2015 between Protagenic Therapeutics, Inc. and Robert Ziroyan.

17.	Nonqualified Stock Option Agreement, effective Mar 1, 2006 between Protagenic Therapeutics, Inc. and Faber Daeufer & Rosenberg PC.

18.	Nonqualified Stock Option Agreement, effective Mar 1, 2006 between Protagenic Therapeutics, Inc. and University of Toronto.

19.	Nonqualified Stock Option Agreement, effective Apr 1, 2012 between Protagenic Therapeutics, Inc. and University of Toronto.

20.	Nonqualified Stock Option Agreement, effective Dec 1, 2012 between Protagenic Therapeutics, Inc. and Kerry Wentworth.

21.	Nonqualified Stock Option Agreement, effective Feb 1, 2007 between Protagenic Therapeutics, Inc. and Susan Rotzinger.

22.	Bridge Loan Agreement, effective April 15, 2015, between Protagenic Therapeutics, Inc. and Dr. Garo H. Armen.

23.	Bridge Loan Agreement, effective May 28, 2015, between Protagenic Therapeutics, Inc. and Dr. Garo H. Armen.

24.	Bridge Loan Agreement, effective July 1, 2015, between Protagenic Therapeutics, Inc. and Dr. Garo H. Armen.

25.	Bridge Loan Agreement, effective September 1, 2015, between Protagenic Therapeutics, Inc. and Dr. Garo H. Armen.

26.	Bridge Loan Agreement, effective October 29, 2015, between Protagenic Therapeutics, Inc. and Dr. Garo H. Armen.

27.	Bridge Loan Agreement, effective December 23, 2015, between Protagenic Therapeutics, Inc. and Dr. Garo H. Armen.

28.	Warrant to Purchase Shares of Common Stock, effective May 19, 2011, issued to Garo H. Armen by Protagenic Therapeutics, Inc.

29.	Warrant to Purchase Shares of Common Stock, effective Feb 18, 2013, issued to Garo H. Armen by Protagenic Therapeutics, Inc.

30.	Warrant to Purchase Shares of Common Stock, effective Jun 6, 2011, issued to Larry N. Fienberg by Protagenic Therapeutics, Inc.

31.	Warrant to Purchase Shares of Common Stock, effective Mar 27, 2013, issued to Larry N. Fienberg by Protagenic Therapeutics, Inc.

32.	Warrant to Purchase Shares of Common Stock, effective Jul 07, 2011, issued to Gregory H. Ekizian by Protagenic Therapeutics, Inc.

33.	Warrant to Purchase Shares of Common Stock, effective Feb 18, 2013, issued to Pensco Trust Company, FBO Gregory H. Ekizian by Protagenic Therapeutics, Inc.

34.	Warrant to Purchase Shares of Common Stock, effective Mar 28, 2013, issued to Khajak Keledjian by Protagenic Therapeutics, Inc.

35.	Warrant to Purchase Shares of Common Stock, effective Dec 12, 2013, issued to Carmine Sanzo by Protagenic Therapeutics, Inc.

36.	Warrant to Purchase Shares of Common Stock, effective Dec 12, 2013, issued to Louis Sanzo by Protagenic Therapeutics, Inc.

37.	Warrant to Purchase Shares of Common Stock, effective December 20, 2013, issued to Richard Pashayan by Protagenic Therapeutics, Inc.

38.	Warrant to Purchase Shares of Common Stock, effective January 1, 2007, issued to Mark Berg by Protagenic Therapeutics, Inc.

39.	Warrant to Purchase Shares of Common Stock, effective February 20, 2013, issued to Levon Capan by Protagenic Therapeutics, Inc.

40.	Warrant to Purchase Shares of Common Stock, effective Nov 4, 2015, issued to Brandt J. Mandia by Protagenic Therapeutics, Inc.

41.	Warrant to Purchase Shares of Common Stock, effective Dec 31, 2015, issued to Brandt J. Mandia by Protagenic Therapeutics, Inc.

(viii)

1.	Technology License Agreement, effective July 21, 2005, between The University of Toronto Innovations Foundation and Protagenic Therapeutics, Inc., as amended by that certain First Amendment to Technology License Agreement, effective February 18, 2015, between the Governing Council of the University of Toronto and Protagenic Therapeutics, Inc.

(ix)

1.	Technology License Agreement, effective July 21, 2005, between The University of Toronto Innovations Foundation and Protagenic Therapeutics, Inc., as amended by that certain First Amendment to Technology License Agreement, effective February 18, 2015, between the Governing Council of the University of Toronto and Protagenic Therapeutics, Inc.

2.	Sponsored Research Agreement, effective July 21, 2005, between the Governing Council of the University of Toronto, Protagenic Therapeutics Canada (2006) Inc. and Protagenic Therapeutics Inc., as amended by that certain Amendment to the Sponsored Research Agreement, effective April 1, 2015.

3.	Master Contract Services Agreement, effective March 28, 2014, by and between Protagenic Therapeutics, Inc. and Molecular Imaging, Inc.

(x)	None.

(xi)

1.	Nonqualified Stock Option Agreement, effective March 15, 2006, between Protagenic Therapeutics, Inc. and David. A Lovejoy.

2.	Nonqualified Stock Option Agreement, effective March 30, 2011, between Protagenic Therapeutics, Inc. and David. A Lovejoy.

3.	Nonqualified Stock Option Agreement, effective Dec 1, 2012 between Protagenic Therapeutics, Inc. and David. A Lovejoy.

4.	Nonqualified Stock Option Agreement, effective Mar 1, 2014 between Protagenic Therapeutics, Inc. and David. A Lovejoy.

5.	Nonqualified Stock Option Agreement, effective Mar 30, 2011 between Protagenic Therapeutics, Inc. and Dalia Barsyte.

6.	Nonqualified Stock Option Agreement, effective Apr 1, 2012 between Protagenic Therapeutics, Inc. and Dalia Barsyte.

7.	Nonqualified Stock Option Agreement, effective Dec 1, 2012 between Protagenic Therapeutics, Inc. and Dalia Barsyte.

8.	Nonqualified Stock Option Agreement, effective Mar 1, 2014 between Protagenic Therapeutics, Inc. and Dalia Barsyte.

9.	Nonqualified Stock Option Agreement, effective Mar 9, 2015 between Protagenic Therapeutics, Inc. and Dalia Barsyte.

10.	Nonqualified Stock Option Agreement, effective August 1, 2006, between Protagenic Therapeutics, Inc. and Robert Ziroyan.

11.	Nonqualified Stock Option Agreement, effective March 30, 2011, between Protagenic Therapeutics, Inc. and Robert Ziroyan.

12.	Nonqualified Stock Option Agreement, effective Dec 1, 2014 between Protagenic Therapeutics, Inc. and Robert Ziroyan.

13.	Nonqualified Stock Option Agreement, effective Mar 9, 2015 between Protagenic Therapeutics, Inc. and Robert Ziroyan.

14.	Nonqualified Stock Option Agreement, effective August 1, 2006, between Protagenic Therapeutics, Inc. and Carol Haggerty.

15.	Nonqualified Stock Option Agreement, effective March 30, 2011, between Protagenic Therapeutics, Inc. and Carol Haggerty.

16.	Nonqualified Stock Option Agreement, effective Mar 1, 2014 between Protagenic Therapeutics, Inc. and Carol Haggerty.

17.	Nonqualified Stock Option Agreement, effective Mar 9, 2015 between Protagenic Therapeutics, Inc. and Carol Haggerty.

18.	Nonqualified Stock Option Agreement, effective Mar 1, 2006 between Protagenic Therapeutics, Inc. and Faber Daeufer & Rosenberg PC.

19.	Nonqualified Stock Option Agreement, effective Mar 1, 2006 between Protagenic Therapeutics, Inc. and University of Toronto.

20.	Nonqualified Stock Option Agreement, effective Apr 1, 2012 between Protagenic Therapeutics, Inc. and University of Toronto.

21.	Nonqualified Stock Option Agreement, effective Mar 30, 2011 between Protagenic Therapeutics, Inc. and Woods Lane Partners.

22.	Nonqualified Stock Option Agreement, effective Dec 1, 2012 between Protagenic Therapeutics, Inc. and Kerry Wentworth.

23.	Nonqualified Stock Option Agreement, effective Jun 10, 2011 between Protagenic Therapeutics, Inc. and Zephyrbiotech.

24.	Nonqualified Stock Option Agreement, effective Nov 1, 2006 between Protagenic Therapeutics, Inc. and Jean-Michel Aubry.

25.	Nonqualified Stock Option Agreement, effective Mar 9, 2015 between Protagenic Therapeutics, Inc. and Jean-Michel Aubry.

26.	Nonqualified Stock Option Agreement, effective Nov 1, 2006 between Protagenic Therapeutics, Inc. and Sidney H. Kennedy.

27.	Nonqualified Stock Option Agreement, effective Mar 9, 2015 between Protagenic Therapeutics, Inc. and Sidney H. Kennedy.

28.	Nonqualified Stock Option Agreement, effective Feb 1, 2007 between Protagenic Therapeutics, Inc. and Susan Rotzinger.

29.	Nonqualified Stock Option Agreement, effective Aug 1, 2006 between Protagenic Therapeutics, Inc. and Mayank Patel.

30.	Nonqualified Stock Option Agreement, effective January 23, 2015, between Protagenic Therapeutics, Inc. and Robert B. Stein.

31.	Nonqualified Stock Option Agreement, effective Feb 1, 2015, between Protagenic Therapeutics, Inc. and Mark Findeis.

32.	Nonqualified Stock Option Agreement, effective Feb 1, 2015, between Protagenic Therapeutics, Inc. and Dhan Chand.

33.	Warrant to Purchase Shares of Common Stock, effective May 19, 2011, issued to Garo H. Armen by Protagenic Therapeutics, Inc.

34.	Warrant to Purchase Shares of Common Stock, effective Feb 18, 2013, issued to Garo H. Armen by Protagenic Therapeutics, Inc.

35.	Warrant to Purchase Shares of Common Stock, effective Jun 6, 2011, issued to Larry N. Fienberg by Protagenic Therapeutics, Inc.

36.	Warrant to Purchase Shares of Common Stock, effective Mar 27, 2013, issued to Larry N. Fienberg by Protagenic Therapeutics, Inc.

37.	Warrant to Purchase Shares of Common Stock, effective Jul 07, 2011, issued to Gregory H. Ekizian by Protagenic Therapeutics, Inc.

38.	Warrant to Purchase Shares of Common Stock, effective Feb 18, 2013, issued to Pensco Trust Company, FBO Gregory H. Ekizian by Protagenic Therapeutics, Inc.

39.	Warrant to Purchase Shares of Common Stock, effective Mar 28, 2013, issued to Khajak Keledjian by Protagenic Therapeutics, Inc.

40.	Warrant to Purchase Shares of Common Stock, effective Dec 12, 2013, issued to Carmine Sanzo by Protagenic Therapeutics, Inc.

41.	Warrant to Purchase Shares of Common Stock, effective Dec 12, 2013, issued to Louis Sanzo by Protagenic Therapeutics, Inc.

42.	Warrant to Purchase Shares of Common Stock, effective December 20, 2013, issued to Richard Pashayan by Protagenic Therapeutics, Inc.

43.	Warrant to Purchase Shares of Common Stock, effective January 1, 2007, issued to Mark Berg by Protagenic Therapeutics, Inc.

44.	Warrant to Purchase Shares of Common Stock, effective February 20, 2013, issued to Levon Capan by Protagenic Therapeutics, Inc.

45.	Warrant to Purchase Shares of Common Stock, effective Nov 4, 2015, issued to Brandt J. Mandia by Protagenic Therapeutics, Inc.

46.	Warrant to Purchase Shares of Common Stock, effective Dec 31, 2015, issued to Brandt J. Mandia by Protagenic Therapeutics, Inc.

Schedule 2.15

Powers of Attorney

None.

Schedule 2.16

Insurance

None.

Schedule 2.18

Employees

1.	Employee: Robert Ziroyan

Position: Chief Operating Officer

Annual rate of compensation: CAN $98,100 per year (approximately US $77,870 per year)

Schedule 2.19(b)

Employee Benefit Plans

None.

Schedule 2.19(k)

Agreements with Stockholders, Directors, Executive Officers or Key Employees

1.	Bridge Loan Agreement, effective April 15, 2015, between Protagenic Therapeutics, Inc. and Dr. Garo H. Armen.

2.	Bridge Loan Agreement, effective May 28, 2015, between Protagenic Therapeutics, Inc. and Dr. Garo H. Armen.

3.	Bridge Loan Agreement, effective July 1, 2015, between Protagenic Therapeutics, Inc. and Dr. Garo H. Armen.

4.	Bridge Loan Agreement, effective September 1, 2015, between Protagenic Therapeutics, Inc. and Dr. Garo H. Armen.

5.	Bridge Loan Agreement, effective October 29, 2015, between Protagenic Therapeutics, Inc. and Dr. Garo H. Armen.

6.	Bridge Loan Agreement, effective December 23, 2015, between Protagenic Therapeutics, Inc. and Dr. Garo H. Armen.

7.	Consulting Agreement, as amended, effective January 1, 2015, between Protagenic Therapeutics Canada (2006) Inc. and Dr. Dalia Barsyte.[4]

8.	Consulting Agreement, effective January 23, 2015, between Protagenic Therapeutics, Inc. and Dr. Robert B. Stein.

9.	Nonqualified Stock Option Agreement, effective March 1, 2014, between Protagenic Therapeutics, Inc. and David A. Lovejoy.

10.	Amendment to the Sponsored Research Agreement, effective April 1, 2015, between the Governing Council of the University of Toronto, Protagenic Therapeutics Canada (2006) Inc. and Protagenic Therapeutics Inc.

[4]	This agreement expired on December 31, 2015; however, the agreement is in the process of being extended.

Schedule 2.20(b)

Environmental

None.

Schedule 2.22

Customers

None.

Schedule 2.23

Permits

None.

Schedule 2.24

Business Relationships with Affiliates

Protagenic Therapeutics Canada (2006) Inc. (“PCI”) was incorporated in 2006 in the Province on Ontario, Canada. PCI is a wholly-owned subsidiary of the Company. It provides operational support and assistance for the implementation of corporate and operational activities conducted in Canada. The Company sent eleven payments (each individual payment was in excess of $35,000) for total amount of $ 645,712.52 to PCI to cover for the costs associated with the research and development carried out in Canada.

Schedule 2.25

Brokers’ Fees

None.

Schedule 2.27(b)

Intellectual Property – Registrations/Applications and Royalty or Payment Agreements

The Company has been issued or has applied for the issuance of the following patents:

	Title of Registration/Application	Jurisdictions Covered by Applicable Registration/Application	Status	Issue/Filing Date
1.	Teneurin C-Terminal Associated Peptides (TCAP) and Methods and uses thereof. Serial # 10/510,959	United States	Patent issued	01/03/2012

2.	Teneurin C-Terminal Associated Peptides (TCAP) and Methods and uses thereof. Serial # 2003221575.	Australia	Patent issued	09/23/2011

3.	Teneurin C-Terminal Associated Peptides (TCAP) and Methods and uses thereof. Serial # 2,482,810.	Canada	Patent issued	06/10/2014

4.	Teneurin C-Terminal Associated Peptides (TCAP) and Methods and uses thereof. Serial # 03717086.7	European Union. Validated in France, Germany and Great Britain.	Patent issued	03/12/2014

5.	A Method for Regulating Neurite Growth: Application. Serial # 60/783,821	United States	Pending	Filed on: 03/21/2006

6.	Method for Modulating Glucose Transport Using Teneurin C-Terminal Associated Peptide (TCAP). Serial # 62/026,346	United States	Pending	Filed on: 07/18/2014

Schedule 2.27(c)

Registered Intellectual Property Rights

None.

Schedule 2.27(e)

Intellectual Property – Suits, Actions or Proceedings

None.

Schedule 2.27(f)

Intellectual Property – Infringement, Misappropriation, or Unlawful or Unauthorized Uses

None.

PARENT DISCLOSURE SCHEDULE

February 12, 2016

Pursuant to the Agreement and Plan of Merger and Reorganization dated as of February 12, 2016 (the “Agreement”), by and among Atrinsic, Inc. (the “Parent”), Protagenic Acquisition Corp., a newly-formed Delaware corporation and a wholly-owned subsidiary of Parent (the “Acquisition Subsidiary”) and Protagenic Therapeutics, Inc., a Delaware corporation (the “Company”), Parent hereby delivers to the Company this Parent Disclosure Schedule. Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Agreement.

The headings contained in this Parent Disclosure Schedule are included for convenience only and do not limit the effect of the items and matters disclosed herein. This Parent Disclosure Schedule is arranged in sections corresponding to the numbered sections contained in the Agreement, and the disclosure in any section shall qualify (a) the corresponding section of the Agreement and (b) the other sections of the Agreement, to the extent that it is reasonably apparent from a reading of such disclosure that it also qualifies or applies to such other sections.

The inclusion of any information in this Parent Disclosure Schedule shall not be deemed to be an admission or acknowledgment, in and of itself, that such information is required by the terms of the Agreement to be disclosed, is material, has resulted in or is reasonably likely to result in a Material Adverse Effect.

Except as otherwise specified herein, all information and disclosures in this Parent Disclosure Schedule are as of the date hereof.

1

Section 3.2 of the Parent Disclosure Schedule

None.

2

Section 3.5 of the Parent Disclosure Schedule

Subsidiaries of Parent other than the Acquisition Subsidiary and MomSpot:

1.	Traffix, Inc.

2.	Calling Card Co., Inc.

3.	NL Corp.

4.	Quintel Productions, Inc.

5.	Quintel Financial Information Services Inc.

6.	Thanksmuch, Inc.

7.	Group Lotto, Inc.

8.	Traffix Canada, Inc.

9.	Txnet Inc.

10.	Imatchup.Com., Inc.

11.	HMU Services, Inc.

12.	Send Traffic, Inc.

13.	Hot Rocket Acquisition Corp.

14.	Q121, Inc.

15.	Creative Direct Marketing, Inc.

16.	Quintelco, Inc.

17.	Quintel Psychic Zone, Inc.

18.	Quintel Hair Products, Inc.

19.	Multibuyer, Inc.

20.	Quintelcomm, Inc.

21.	Quintel Email Inc.

22.	Traffx Club Marketing Inc.

23.	Traffix Wireless, Inc.

24.	Consumer Access Services, Inc.

25.	World Web Access, Inc.

26.	Prizedistributors.com, Inc.

27.	New Motion Mobile Inc.

28.	Infiknowledge, ULC

29.	EZ Tracks LP

30.	Ringtone Channel Pty Ltd.

3

Section 3.7 of the Parent Disclosure Schedule

	Amount:	Claimed by:	Stated reason:
1.	$20,064	Internal Revenue Service	Untimely filed Form 5471 for the years ended December 31, 2011 and December 31, 2012
2.	$62,000	NY State Workers’ Compensation Board	Failure to carry required workers’ compensation insurance for the period 7/6/11 to 5/10/12
3.	$74,000	NY State Workers’ Compensation Board	Judgment from 2011.

4

Section 3.11 of the Parent Disclosure Schedule

The Parent’s liabilities that have accrued since the date of the balance sheet contained in the most recent Parent Report are those set out in Section 3.7 of the Parent Disclosure Schedules.

5

Section 3.15 of the Parent Disclosure Schedule

None.

6

Section 3.16 of the Parent Disclosure Schedule

(a)(ii)

The Parent has agreements with the following entities for the provision of ongoing services:

1)	Marcum LLP, for auditing services;

2)	American Stock Transfer & Trust Company, LLC, for transfer agent services; and

3)	Clearview Global, for IT services.

(a)(vii)

Other than certain transactions set out in the Transaction Documentation that have been entered into with Iroquois Capital Management, LLC and Hudson Bay Capital Management, LLC, the only agreements to which the Parent is Party as of the date hereof with current or former officers, directors or stockholders are three option agreements by which the Parent granted 275,000,000 options. The form of such agreement was filed as an exhibit to our Registration Statement on Form 10, dated July 2, 2014 and as amended August 18, 2014.

7

Section 3.19 of the Parent Disclosure Schedule

None.

8

Section 3.22(a) of the Parent Disclosure Schedule

None.

9

Section 3.22(j) of the Parent Disclosure Schedule

As disclosed in the Parent Reports, the Company has entered into three agreements by which it has granted 275,000,000 options. The form of such agreement was filed as an exhibit to our Registration Statement on Form 10, dated July 2, 2014 and as amended August 18, 2014.

10

Section 3.23(b) of the Parent Disclosure Schedule

None.

11

Section 3.24 of the Parent Disclosure Schedule

None.

12

Section 3.25 of the Parent Disclosure Schedule

None, except as disclosed in the Parent Reports.

13

Section 3.28 of the Parent Disclosure Schedule

Except for obligations to pay any fees or commissions to Katalyst Securities, LLC under a Placement Agency Agreement (or as directed by Katalyst Securities, LLC under such agreement), a copy of which has been provided to the Company, the Parent no other liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

14